As filed with the Securities and Exchange Commission on September 14, 2020

Registration No. [________]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NuGenerex Immuno-Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	04-3208418
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10102 USA Today Way

Miramar, Florida 33025

(416) 364-2551

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Joseph Moscato

Chief Executive Officer

NuGenerex Immuno-Oncology, Inc.

10102 USA Today Way

Miramar, Florida 33025

(416) 364-2551

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey P. Wofford, Esq.	Ralph V De Martino, Esq.
Carmel, Milazzo & Feil LLP	Cavas Pavri, Esq.
55 West 39th Street, 18th Floor NewYork, New York 10018	Schiff Hardin LLP
Telephone: (212) 658-0458	901 K Street, NW #700
Washington, DC 20001
Telephone: 202-778-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share	100,000	$25.00	$2,500,000	$324.50

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 14, 2020

PROSPECTUS

NuGenerex Immuno-Oncology, Inc.

[*] Shares of Series A Cumulative Redeemable Perpetual Preferred Stock

Generex Biotechnology Corporation is offering [*] shares of its Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”). There is no minimum on the number of shares of Series A Preferred Stock   that may be purchased in this offering.

Dividends on the Series A Preferred Stock offered hereby are cumulative from the first day of the calendar month in which they are issued and will be payable on the fifteenth day of each calendar month, when, as and if declared by our board of directors. Dividends will be payable out of amounts legally available therefor at a rate equal to 13% per annum per $25.00 of stated liquidation preference per share, or $25.00 per share of Series A Preferred Stock per year.

To provide for the first three years of dividend payments on Series A Preferred Stock we will create a sinking fund reserve into which we will deposit 39.00% of the gross proceeds of this offering. We will not have access to any amounts in the sinking fund reserve other than to pay monthly dividends on the Series A Preferred Stock.

Commencing on [*], 2023, we may redeem, at our option, the Series A Preferred Stock, in whole or in part, at a cash redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. Prior to [*], 2023 upon a Change of Control, as defined in this prospectus, we may redeem, at our option, the Series A Preferred Stock, in whole or part, at a cash redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including the redemption date. The Series A Preferred Stock has no stated maturity, will not be subject to any sinking fund for redemption or other mandatory redemption, and will not be convertible into or exchangeable for any of our other securities.

Holders of the Series A Preferred Stock generally will have no voting rights except for certain limited voting rights in circumstances where dividends payable on the outstanding Series A Preferred Stock are in arrears for eighteen or more consecutive or nonconsecutive monthly dividend periods.

We will be restricted in our ability to issue or create any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to dividends or distributions, so long as the Series A Preferred Stock is outstanding, unless holders of at least 67% of the then outstanding Series A Preferred Stock consent to same.

We will apply to have our Series A Preferred Stock listed on the Nasdaq Capital Market under the symbol “NGIOP” and such listing is a condition to the closing of this offering.

The offering of the Series A Preferred Stock will be conducted by the placement agent on a best efforts basis.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page [*] of this prospectus (and the reports referenced therein) for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$25.00	$	[*]
Placement Agent’s fees(1)	1.875	$	[*]
Proceeds, before expenses, to us	23.125	$	[*]

(1) Dawson James Securities Inc. has agreed to act as our placement agent in connection with this offering. In addition, we may engage one or more sub placement agents or selected dealers. The placement agent is not purchasing the securities offered by us, and is not required to sell any specific number or dollar amount of securities offered by us, but will assist us in this offering on a reasonable “best efforts” basis. See “Plan of Distribution” for a description of compensation payable to the placement agent. Associated persons of the Placement Agent, and their affiliates, are eligible to purchase the securities offered hereby.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent’s fees and net proceeds to us, if any, in this offering are presently not determinable and may be substantially less than the maximum offering amount set forth in this prospectus.

 DAWSON JAMES SECURITIES INC.

The date of this prospectus is September [*], 2020

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Table of Contents

ABOUT THIS PROSPECTUS	5
MARKET DATA	5
PROSPECTUS SUMMARY	5
SUMMARY OF THE OFFERING	6
RISK FACTORS	8
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	24
USE OF PROCEEDS	24
DIVIDEND POLICY	24
CAPITALIZATION	25
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	25
BUSINESS	28
MANAGEMENT	38
EXECUTIVE COMPENSATION	44
SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT	44
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	44
DESCRIPTION OF SECURITIES	44
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	53
PLAN OF DISTRIBUTION	60
LEGAL MATTERS	60
EXPERTS	60
WHERE YOU CAN FIND MORE INFORMATION	60
INDEX TO FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “NGIO,” “we,” “our,” or “us” in this prospectus mean NuGenerex Immuno-Oncology, Inc.;

●	“year” or “fiscal year” mean the year ending July 31st; and

●	all dollar or $ references when used in this prospectus refer to United States dollars;

Market Data

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

As used in this prospectus, all references to the “registrant,” “Company,” “we,” “our,” “us” or words of like import mean NuGenerex Immuno-Oncology, Inc.

Overview

NuGenerex Immuno-Oncology, Inc., a Delaware corporation formed on October 8, 1993 and formerly known as Antigen Express, Inc. (“NGIO”) is an oncology company focused on the modulation of the immune system to treat cancer. To that end, we are developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology, Ii-Key. The Ii-Key is a peptide derived from the major histocompatibility complex (“MHC”) Class II associated invariant chain (Ii) that regulates the formation, trafficking, and antigen-presenting functions of MHC class II complexes, essential for the activation of T cells in the immune response. T cells recognize antigenic epitopes when they are ‘presented’ to them by specific molecules, termed (MHC) on the surface of infected or malignant cells. This interaction activates the T cells, stimulating a multicellular cascade of actions that eliminates the diseased cell and protects against future disease recurrence.

All of our capital stock was acquired by Generex Biotechnology Corporation (“Generex”) in August of 2003. As of September 14, 2020, Generex owns approximately 90.93% of our common stock.

5

 The Offering

The following summary contains basic terms about this offering and the Securities and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 11 and the other risks described in our annual and quarterly reports incorporated by reference herein. For a more complete description of the terms of the Series A Preferred Stock, see the section of this prospectus entitled “Description of the Series A Preferred Stock.”

Issuer:	NuGenerex Immuno-Oncology, Inc.

Securities Offered:	[*] shares of Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”).

Series A Preferred Stock outstanding prior to this offering:	None.

Series A Preferred Stock to be outstanding after this offering:	[*] shares of Series A Preferred Stock, assuming all of the shares offered hereby are sold and assuming no exercise of the over-allotment option.

Offering Price:	$25.00 per share of Series A Preferred Stock.

Dividends:	Holders of the Series A Preferred Stock will be entitled to receive cumulative cash dividends at a rate of 13% per annum of the $25.00 per share liquidation preference (equivalent to $3.25 per annum per share).

The record date for the payment of dividends on our Series A Preferred Stock is the close of business on the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividends will be paid (each, a “Dividend Record Date”). The shares of Series A Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued.

Dividends will be payable monthly on the 15th day of each month (each, a “Dividend Payment Date”), provided that if any Dividend Payment Date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend. For example, if shares of Series A Preferred Stock are purchased on September 14, the first dividend payable thereon will be paid on October 15 with respect to the full calendar month of September (e.g. September 1 through and including September 30).

Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Sinking Fund Reserve:	We will set aside and deposit into a sinking fund reserve (the “Sinking Fund Reserve”) 39.00% of the gross proceeds of this offering of Series A Preferred Stock for the payment of dividends on any shares of Series A Preferred Stock for the first 36 Dividend Payment Dates after the issuance of such shares. The Sinking Fund Reserve will be held in a Money Market Demand Account with JPMorgan Chase Bank, N.A., as depository agent (the “Depository Agent”). Funds deposited into the Sinking Fund Reserve may only be released for the payment of dividends on the Series A Preferred Stock on a Dividend Payment Date. After the Sinking Fund Reserve has been depleted, dividends on the Series A Preferred Stock shall be paid from the general corporate funds of the Company to the extent available for such payment.

No Maturity or Mandatory Redemption:	The Series A Preferred Stock has no stated maturity and will not be subject to mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series A Preferred Stock.

Optional Redemption:	The Series A Preferred Stock is not redeemable by us prior to [*], 2023, except as described below. On and after such date, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. Please see the section of this prospectus entitled “Description of Securities--the Series A Preferred Stock —Redemption — Optional Redemption.”

Special Optional Redemption:	Prior to [*], 2023, upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date.

A “Change of Control” is deemed to occur when the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American, or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor thereto.

Liquidation Preference:	If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of our common stock. Please see the section of this prospectus entitled “Description of Securities--Series A Preferred Stock—Liquidation Preference.”

Ranking:	The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, (a) senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in clauses (b) and (c); (b) on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (except that the Series A Preferred Stock will rank senior with respect to its rights to amounts on deposit in the Sinking Fund Reserve); (c) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (except that the Series A Preferred Stock will rank senior with respect to its rights to amounts on deposit in the Sinking Fund Reserve); and (d) junior to all of our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) (except that the Series A Preferred Stock will rank senior with respect to its rights to amounts on deposit in the Sinking Fund Reserve) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Please see the section of this prospectus entitled “Description of Securities--Series A Preferred Stock–Ranking.”

Limited Voting Rights:

Holders of Series A Preferred Stock will generally have no voting rights. However, if we do not pay dividends on the Series A Preferred Stock for eighteen or more monthly dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock (voting separately as a class with the holders of all other classes or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay, or declare and set aside funds for the payment of, all dividends that we owe on the Series A Preferred Stock, subject to certain limitations described in the section of this prospectus entitled “Description of Securities--Series A Preferred Stock—Voting Rights.”

In addition, the affirmative vote of the holders of at least 66.67% of the outstanding shares of Series A Preferred Stock (voting together as a class with all other series of parity preferred stock we may issue, upon which like voting rights have been conferred and are exercisable) is required at any time for us to (i) authorize or issue any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up or (ii) to amend any provision of our certificate of incorporation so as to materially and adversely affect any rights of the Series A Preferred Stock or to take certain other actions. Please see the section of this prospectus entitled “Description of Securities--Series A Preferred Stock—Voting Rights.”

Information Rights:	During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) transmit by mail (or otherwise provided by permissible means under the Exchange Act) to all holders of Series A Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Stock, subject to certain exceptions described in this prospectus. We will use our best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Use of Proceeds:	We intend to use the net proceeds from the sale of Series A Preferred Stock by us in this offering for working capital and other general corporate purposes, including dividends on this preferred stock and share repurchases.

Nasdaq Capital Market Symbol:	Expected to be NGIOP

Risk Factors:	See the section entitled “Risk Factors” beginning on page [*] and the other risks described in this prospectus and the annual and quarterly reports referred to therein for a discussion of factors you should consider carefully before deciding to invest in our Series A Preferred Stock.

Material U.S. Federal Income Tax Considerations:	For a discussion of the federal income tax consequences of purchasing, owning and disposing of the Series A Preferred Stock, please see the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations.” You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning the Series A Preferred Stock in light of your own particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book Entry and Form:	The Series A Preferred Stock will be represented by one or more global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”).

Transfer Agent:	VStock Transfer, LLC is the registrar, transfer agent, and paying agent in respect of the Series A Preferred Stock.
6

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act of 1933,as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

Corporate Information

Our principal offices are located at 10102 USA Today Way, Miramar, Florida 33025. Our telephone number is (416) 364-2551 and our Internet address is www.nugenerexio.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.

7

RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to our Financial Condition

We will be required to raise additional funds to finance our operations and remain a going concern; we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

Our operations to date have consumed substantial amounts of cash and we have sustained negative cash flows from our operations for the last several years. We will require future additional capital infusions including continued capital contributions from Generex, public or private financing, strategic partnerships or other arrangements with organizations that have capabilities and/or products that are complementary to our own capabilities and/or products, in order to continue the development of our product candidates. However, there can be no assurances that we will complete any financings, strategic alliances or collaborative development agreements, and the terms of such arrangements may not be advantageous to us. Any additional equity financing will be dilutive to our current stockholders and debt financing, if available, may involve restrictive covenants. If we raise funds through collaborative or licensing arrangements, we may be required to relinquish, on terms that are not favorable to us, rights to some of our technologies or product candidates that we would otherwise seek to develop or commercialize. Our failure to raise capital when needed could materially harm our business, financial condition and results of operations.

We have a history of losses and will incur additional losses.

Investment in biopharmaceutical product development is highly speculative because it entails substantial upfront research and development expenditures and significant risk that any potential product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval or be commercially viable. We are a clinical stage biopharmaceutical company with limited operating history. We have not completed our Phase II clinical trials and no assurances can be given that when, if ever, we will be able to. As a result, we have not yet demonstrated an ability to obtain regulatory approvals, manufacture a commercial-scale drug or technology or arrange for a third party to do so on our behalf, or conduct sales and marketing activities necessary for successful commercialization. We may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown difficulties in achieving our business objectives. We have no product approved for commercial sale and have not generated any product revenues to date, and we continue to incur significant research and development and other expenses related to our ongoing operations.

To date, we have not been profitable and our accumulated deficit was $37.9 million at April 30, 2020. Our losses have resulted principally from costs incurred in research and development, including clinical trials, and from general and administrative costs associated with our operations. In order to commercialize our technology, we will need to conduct substantial additional research, development and clinical trials. We will also need to receive necessary regulatory clearances both in the United States and foreign countries and obtain meaningful patent protection for and establish freedom to commercialize each of our product candidates. We must also complete further clinical trials and seek regulatory approvals for any new product candidates we discover, in-license, or acquire. We cannot be sure that we will obtain required regulatory approvals, or successfully research, develop, commercialize, manufacture and market any other product candidates. We expect that these activities, together with future general and administrative activities, will result in significant expenses for the foreseeable future. We may never achieve profitability.

8

Our disclosure controls and procedures and internal controls over financial reporting may not be effective in future periods as a result of existing or newly identified material weaknesses in internal controls.

Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to effectively prevent fraud. If we cannot provide reasonable assurance with respect to our financial reports and effectively prevent fraud, our reputation and operating results could be harmed. Pursuant to the Sarbanes-Oxley Act of 2002, we are required to furnish a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be adversely impacted, we could fail to meet our reporting obligations, and our business and stock price could be adversely affected.

Our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators.

Because we have limited resources, we have sought to enter into collaboration agreements with other pharmaceutical companies that will assist us in developing, testing, obtaining governmental approval for and commercializing products. We may be unable to achieve commercialization of any of our products until we obtain a large pharmaceutical partner to assist us in such commercialization efforts. To date, we have entered into a collaborative development program with Merck to evaluate our immunotherapeutic peptide vaccine AE37 in combination with Merck’s Keytruda for the treatment of triple negative breast cancer in a phase II clinical trial, however, this collaboration only involves the donation of Keytruda for the clinical trial, and any future financial commitment from Merck for a co-development arrangement is dependent on the successful completion of the trial. There is no guarantee that the results of the trial will be positive, or that Merck will continue the collaboration with financial support.

Additionally, we have out-licensed AE37 for the immunotherapeutic treatment of prostate cancer to Shenzhen Bioscien (“Shenzhen”), a Chinese biopharmaceutical company that has agreed to fund the development of AE37 for prostate cancer through a clinical development program conducted under ICH guidelines that would allow global registration of the AE37 product in the prostate cancer indication. The development deal includes upfront and milestone payments to us, together with a double-digit royalty on sales of AE37 in China in exchange for the rights to AE37 for prostate cancer treatment in China, with the ex-China global rights remaining with us. Though Shenzhen has made an upfront payment of $700,000 to us, there is no guarantee that they will continue to fulfill their contractual obligations to advance the clinical development of AE37 for prostate cancer. Further, there is no guarantee that AE37 will prove to be safe and efficacious for the treatment of prostate cancer, or that the product will be approved by regulatory authorities.

Moving forward, we will need to expand current collaborations and develop new collaborations to advance new products that we may wish to commercialize. We will continue to seek research collaborations, co-development and marketing agreements, and licensing deals for its products in development, however, there is no guarantee that we will be successful in our efforts.

Any collaborator with whom we may enter into such collaboration agreements may not support fully our research and commercial interests since our program may compete for time, attention and resources with such collaborator's internal programs. Therefore, these collaborators may not commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

We have incurred substantial losses during our history. We do not expect to become profitable in the near future, and we may never achieve profitability. Unused losses generally are available to be carried forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change taxable income or taxes may be limited. As a result, our ability to use our pre-change NOLs to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us.

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Generex’s voting control will limit or preclude our stockholders’ ability to influence corporate matters, including the election of directors, any merger, consolidation or other major corporate transaction requiring stockholder approval, which may negatively impact your liquidity and/or your gain on your investment.

Generex will own at least 51% of our common stock after the completion of this offering. As a result, Generex will be able to control the management and affairs of our company and any matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of our other stockholders.

Risks Related to our Business

We are at an early stage of development, and although our technology is promising, it is not yet proven and may not be able to successfully commercialize products for a number of reasons.

We have no products on the market and all of our product candidates are in the early stages of development. There is no guarantee that these product candidates will be shown to be safe and efficacious for the prevention or treatment of disease. If the Company is able to complete the requisite research and development, of which there is no assurance, it will still be several years, if ever, before the Company is able to create and develop products which have any commercial viability.

The Company’s technologies and products under development require significant, time-consuming and costly research, development, pre-clinical studies, clinical testing, regulatory approval and significant additional investment prior to their commercialization, which, again, may never actually occur. Further, there can be no assurance that the Company’s research and development programs will be successful; that its products, if created, will exhibit the expected biological results in humans, prove to be safe and efficacious, obtain the required regulatory approvals, demonstrate substantial therapeutic benefit, be commercialized on a timely basis or at all, experience no design or manufacturing problems, be manufactured on a large scale, be economical to market; or that the Company or its prospective collaborators (if any) will be successful in obtaining market acceptance of any products or that they will generate any revenue.

We may not be able to unlock the intrinsic value of our historical development pipeline, because we may encounter difficulties in financing and operating our commercial development programs successfully.

As we advance our product candidates through clinical trials, we will need to expand our development, regulatory, manufacturing, marketing and sales capabilities, and may need to further contract with third parties to provide these capabilities. As our operations expand, we likely will need to manage additional relationships with such third parties, as well as additional collaborators, distributors, marketers, and suppliers.

Maintaining third party relationships for these purposes will impose significant added responsibilities on members of our management and other personnel. We must be able to: manage our development efforts effectively; recruit and train sales and marketing personnel; manage our participation in the clinical trials in which our product candidates are involved effectively; and improve our managerial, development, operational and finance systems, all of which may impose a strain on our administrative and operational infrastructure.

If we enter into arrangements with third parties to perform sales, marketing, or distribution services, any product revenues that we receive, or the profitability of these product revenues to us, are likely to be lower than if we were to market and sell any products that we develop without the involvement of these third parties. In addition, we may not be successful in entering into arrangements with third parties to sell and market our products or in doing so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our products.

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Future business combinations or acquisitions may be difficult to integrate, which could cause us to shift our attention away from our primary business and its operations.

We may pursue future business combinations with other companies or strategic acquisitions of complementary businesses, product lines, or technologies. There can be no assurance that such acquisitions will be available at all, nor on terms acceptable to us. These transactions may require additional capital, which may increase our indebtedness or outstanding shares, resulting in a dilution to our stockholders or a reduction in working capital. The inability to obtain such future capital may inhibit our growth and operating results. Integration of acquisitions or additional products can be costly, time-consuming, and complicated which could significantly impact operating results. Furthermore, the integration of any acquisition may disproportionally divert our executive team’s time and resources from our primary business and its operations. We may sell some or all of our product lines to other companies or we may agree to merge with another company. There can be no assurance that future transactions will ultimately benefit us. If we face difficulty integrating future acquisitions or if our executive team’s attention is diverted, our future results of operations may negatively impact our business, results of operations, and financial condition.

If the statutes and regulations in our industry change, our business could be adversely affected.

The U.S. healthcare industry has undergone significant changes designed to improve patient safety, improve clinical outcomes, and increase access to medical care. These changes include enactments and repeals of various healthcare related laws and regulation. Our operations and economic viability may be adversely affected by the changes in such regulations, including: (i) federal and state fraud and abuse laws; (ii) federal and state anti-kickback statutes; (iii) federal and state false claims laws; (iv) federal and state self-referral laws; (v) state restrictions on fee splitting; (vi) laws regarding the privacy and confidentiality of patient information; and (vii) other laws and government regulations.

If there are changes in laws, regulations, or administrative or judicial interpretations, we may have to change our business practices, or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition, and results of operations.

Failure to attract and retain sufficient numbers of qualified personnel could also impede our growth.

If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition. The evolving nature of our business and rapid changes in the healthcare industry make it difficult to anticipate the nature and amount of medical reimbursements, third-party private payments, and participation in certain government programs and thus to reliably predict our future growth and operating results. Our growth strategy may incur significant costs, which could adversely affect our financial condition. Our growth by strategic transactions strategy involves significant costs, including financial advisory, legal and accounting fees, and may include additional costs for items such as fairness opinions and severance payments. These costs could put a strain on our cash flows, which in turn could adversely affect our overall financial condition.

Our lack of operating experience may cause us difficulty in managing our growth.

The Company has limited experience in manufacturing or procuring products in commercial quantities, conducting other later-stage phases of the regulatory approval process, selling pharmaceutical products, or negotiating, establishing and maintaining strategic relationships. Any growth of the Company will require us to expand our management and our operational and financial systems and controls. If we are unable to do so, our business and financial condition would be materially harmed. If rapid growth occurs, it may strain the Company’s operational, managerial and financial resources.

We must comply with Environmental and Occupational Safety and Health Administration Regulations

We are subject to federal, state and local regulations governing the storage, use and disposal of waste materials and products. Although we believe that our safety procedures for storing, handling and disposing of these materials and products comply with the standards prescribed by law and regulation, we cannot eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, we could be held liable for any damages that result and any liability could exceed the limits or fall outside the coverage of our insurance coverage, which we may not be able to maintain on acceptable terms, or at all. We could incur significant costs and attention of our management could be diverted to comply with current or future environmental laws and regulations. Federal regulations promulgated by the Occupational Safety and Health Administration impose additional requirements on us, including those protecting employees from exposure to elements such as blood-borne pathogens. We cannot predict the frequency of compliance, monitoring, or enforcement actions to which we may be subject as those regulations are being implemented, which could adversely affect our operations.

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The FDA regulates the manufacturers and suppliers of the products that we sell, market, manufacture, and distribute, and regulatory compliance is costly and could contribute to delays in the availability of our products.

Under FDA regulations, we are subject to the same FDA regulation as the manufacturers and suppliers to whom we distribute. These regulations govern (i) the manufacturing and processing of cellular and tissue products; (ii) the introduction of new medical devices; (iii) the observance of certain standards with respect to the design, manufacturing, testing, labeling, promotion, and sales of the devices; (iv) the maintenance of certain records; (v) the ability to track devices; (vi) the reporting of potential product defects; (vii) the importing and exporting of devices; and (viii) various other matters. Furthermore, manufacturers that create the products we market face an increasing amount of scrutiny and compliance costs as more states implement regulations governing medical devices and Biologics. In addition, we are subject to ongoing compliance concerning our 510(k) Approvals, as well as potential on-site inspections by the FDA. Being found in violation and failing to correct an FDA compliance issue could potentially result in product recall, product seizure, or the de-listing of our products with 510(k) Approval. These types of FDA regulations could affect many of the products we market, impacting our revenues and profitability, results of operations, and working capital.

Future regulatory action remains uncertain.

We operate in a highly regulated and evolving environment with rigorous regulatory enforcement. Any legal or regulatory action could be time-consuming and costly. If we or the manufacturers or distributors that supply our products fail to comply with all applicable laws, standards, and regulations, action by the FDA or other regulatory agencies could result in significant restrictions, including restrictions on the marketing or use of the products we sell or the withdrawal of the products we sell from the market. Any such restrictions or withdrawals could materially affect our reputation, business and operations.

 U.S. federal and state governmental regulation could restrict our ability to sell our products.

Our business is subject to highly complex and evolving regulatory and licensing requirements that are subject to uncertainty, rapid change, differing interpretations, and rigorous regulatory enforcement. Failure to comply with such regulatory requirements may result in civil or criminal penalties, including the loss of licenses or the exclusion from future participation in government healthcare programs. There can be no assurance that federal or state regulatory or enforcement authorities will not investigate or challenge our current or future activities under these laws. Any state or federal regulatory or enforcement review of us, regardless of the outcome, would be costly and time consuming. Additionally, we cannot predict the impact of any changes in these laws, whether these changes are retroactive or will affect our Company on a going-forward basis only. Any investigation or challenge could have a material adverse effect on our reputation, business, financial condition, and results of operations.

The FDA and similar state authorities require us to list and register certain products, because we are a distributor, marketer, specification developer and repackager/relabeler and manufacturer for FDA-regulated products.

If we are successful in executing our business plan, we will be a distributor, marketer, and specification developer and repackager/relabeler of FDA-regulated products, and as such we may be subject to independent requirements to register and list certain products. We may be required to obtain state licensure or certifications and may be subject to inspections, in addition to complying with derivative requirements applicable to the manufacturers of the products we market. Failure to comply with such applicable requirements could result in a wide variety of enforcement actions, ranging from warning letters to more severe sanctions, such as significant costly fines and civil penalties, operating restrictions, injunctions, and criminal prosecutions, all of which could adversely impact our business.

Our industry is highly competitive, and our product candidates may become obsolete.

We are engaged in a rapidly evolving field. Competition from other pharmaceutical companies, biotechnology companies, and research and academic institutions is intense and likely to increase. Many of those companies and institutions have substantially greater financial, technical, and human resources than we do. Those companies and institutions also have substantially greater experience in developing products, conducting clinical trials, obtaining regulatory approval and in manufacturing and marketing pharmaceutical products. Our competitors may succeed in obtaining regulatory approval for their products more rapidly than we do. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. We are aware of potential competitors developing products similar to our AE37 product candidates. Our competitors may succeed in developing products that are more effective and/or cost competitive than those we are developing, or that would render our product candidates less competitive or even obsolete. In addition, one or more of our competitors may achieve product commercialization or patent protection earlier than we do, which could materially adversely affect our business.

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Due in part to our limited financial resources, we may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas for our product candidates or those that are in-licensed, and/or we may be unable to pursue the clinical trials that we would like to pursue.

We have limited technical, managerial, and financial resources to determine the indications on which we should focus the development efforts related to our product candidates. Due to our limited available financial resources, we may have curtailed clinical development programs and activities that might otherwise have led to more rapid progress of our product candidates through the regulatory and development processes.

We may make incorrect determinations with regard to the indications and clinical trials on which to focus the available resources that we do have. Furthermore, we cannot assure you that we will be able to retain adequate staffing levels to run our operations and/or to accomplish all the objectives that we otherwise would seek to accomplish. Our decisions to allocate our research, management, and financial resources toward particular indications or therapeutic areas for our product candidates may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, our decisions to delay or terminate drug development programs may also cause us to miss valuable opportunities.

If the third parties on which we rely for the conduct of our clinical trials and results do not perform our clinical trial activities in accordance with good clinical practices and related regulatory requirements, we may be unable to obtain regulatory approval for or commercialize our product candidates.

We use independent clinical investigators and other third-party service providers to conduct and/or oversee the clinical trials of our product candidates, and expect to continue to do so for the foreseeable future. We rely heavily on these parties for successful execution of our clinical trials. Nonetheless, we are responsible for confirming that each of our clinical trials is conducted in accordance with the FDA’s requirements and our general investigational plan and protocol.

The FDA requires us and our clinical investigators to comply with regulations and standards, commonly referred to as good clinical practices, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate, and that the trial participants are adequately protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Third parties may not complete activities on schedule or may not conduct our clinical trials in accordance with regulatory requirements or the respective trial plans and protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval, and commercialization of our product candidates or result in enforcement action against us.

Risks Related to Our Intellectual Property

Intellectual property litigation and infringement claims could cause us to incur significant expenses or prevent us from selling certain of our products.

The medical device and pharmaceutical industries are characterized by extensive intellectual property litigation and, from time to time, we may become the subject of claims of infringement or misappropriation. Regardless of outcome, such claims are expensive to defend and divert management and operating personnel from other business issues. A successful claim or claims of patent or other intellectual property infringement against us could result in payment of significant monetary damages and/or royalty payments or negatively impact our ability to sell current or future products in the affected category.

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We depend extensively on our patents and proprietary technology and the patents and we must protect those assets in order to preserve our business.

Although we expect to seek patent protection for any compounds, devices, biologics, systems, and processes we discover and/or for any specific use we discover for new or previously known compounds, devices, biologics, systems, or processes, any or all of which may not be subject to effective patent protection. In addition, our issued patents may be declared invalid or our competitors may find ways to avoid the claims in the patents.

Our success will depend, in part, on our ability to obtain patents, protect our trade secrets and operate without infringing on the proprietary rights of others. We are the exclusive licensee, sole assignee or co-assignee of numerous granted United States patents, pending United States patent applications and international patents. The patent position of pharmaceutical and biotechnology firms like us are generally highly uncertain and involves complex legal and factual questions, resulting in both an apparent inconsistency regarding the breadth of claims allowed in United States patents and general uncertainty as to their legal interpretation and enforceability. Accordingly, patent applications assigned or exclusively licensed to us may not result in patents being issued, any issued patents assigned or exclusively licensed to us may not provide us with competitive protection or may be challenged by others, and the current or future granted patents of others may have an adverse effect on our ability to do business and achieve profitability.

Moreover, because some of the basic research relating to one or more of our patent applications and/or patents were performed at various universities and/or funded by grants, one or more universities, employees of such universities and/or grantors could assert that they have certain rights in such research and any resulting products. Further, others may independently develop similar products, may duplicate our products, or may design around our patent rights. In addition, as a result of the assertion of rights by a third-party or otherwise, we may be required to obtain licenses to patents or other proprietary rights of others in or outside of the United States. Any licenses required under any such patents or proprietary rights may not be made available on terms acceptable to us, if at all. If we do not obtain such licenses, we could encounter delays in product market introductions during our attempts to design around such patents or could find that the development, manufacture or sale of products requiring such licenses is foreclosed. In addition, we could incur substantial costs in defending suits brought against us or in connection with patents to which we hold licenses or in bringing suit to protect our own patents against infringement.

Due to legal and factual uncertainties regarding the scope and protection afforded by patents and other proprietary rights, we may not have meaningful protection from competition.

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery and duplication, and avoid infringing the proprietary rights of others. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. Because of this, our pending patent applications may not be granted. These uncertainties also mean that any patents that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition. Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents. Patents already issued to us or our pending applications may become subject to dispute, and any dispute could be resolved against us.

Because a substantial number of patents have been issued in the field of alternative drug delivery and because patent positions can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents cannot be predicted. Consequently, we do not know whether any of our pending or future patent applications will result in the issuance of patents or, to the extent patents have been issued or will be issued, whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated. Several of our currently issued patents have expired or will expire in the next twelve months.

Also, because of these legal and factual uncertainties, and because pending patent applications are held in secrecy for varying periods in the United States and other countries, even after reasonable investigation, we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party. For example, we are aware of certain patents owned by third parties that such parties could attempt to use in the future in efforts to affect our freedom to practice some of the patents that we own or have applied for. Based upon the science and scope of these third-party patents, we believe that the patents that we own or have applied for do not infringe any such third-party patents; however, we cannot know for certain whether we could successfully defend our position, if challenged. We may incur substantial costs if we are required to defend our intellectual property in patent suits brought by third parties. These legal actions could seek damages and seek to enjoin testing, manufacturing and marketing of the accused product or process. In addition to potential liability for significant damages, we could be required to obtain a license to continue to manufacture or market the accused product or process.

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General Risks

The COVID-19 coronavirus could adversely impact our business, including our clinical trials.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China. Since then, the COVID-19 coronavirus has spread to over 150 countries and every state in the United States.  On January 30, 2020, the World Health Organization declared the outbreak of coronavirus a “Public Health Emergency of International Concern.” On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency.

The spread of the virus in many countries continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets and supply chains. The pandemic has had, and could have a significantly greater, material adverse effect on the U.S. economy where we conduct a majority of our business. The pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, including in China, where we have given a license for intellectual property as described under the heading “Business-- AE37 – Ii-Key/HER2/neu Hybrid Immunotherapeutic Vaccine,” which may reduce our ability to access capital in the future, which could negatively affect our liquidity.

The COVID-19 pandemic may impact our workforce, supply chains or distribution networks or otherwise impact our ability to restock our medical device and supply inventories and depending upon the severity of the COVID-19 coronavirus’ continued spread in the United States and other countries, we may experience disruptions that could severely impact our business and clinical trials, including:

•	limitation of company operations, including work from home policies and office closures;

•	one or more key officers and/or employees could be personally affected by the virus;

•	delays or difficulties in receiving deliveries of critical experimental materials;

•	delays or difficulties in enrolling patients in our clinical trials;

•	delays or difficulties in scheduling of surgical procedures that utilize medical devices and supplies;

•	delays or difficulties in clinical site initiation, including difficulties in recruiting clinical site investigators and clinical site staff;

•	interruption or delays in the operations of the FDA or other regulatory authorities, which may impact review and approval timelines;

•	diversion of healthcare resources away from the conduct of clinical trials, including the diversion of hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

•	interruption of key clinical trial activities, such as clinical trial site monitoring, due to limitations on travel imposed or recommended by federal or state governments, employers and others; and

•	limitations in employee resources that would otherwise be focused on our business, including the conduct of our clinical trials, such as because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people.

•	Delaying our licensing partners development plans.

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The global outbreak of the COVID-19 coronavirus continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact our business and clinical trials will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

General economic conditions may adversely affect demand for our products and services.

Poor or deteriorating economic conditions in the U.S. could adversely affect the demand for healthcare services and consequently, the demand for our products and services. Poor economic conditions also could lead our suppliers to offer less favorable terms of purchase, which would negatively affect our cash flows and profitability. These and other possible consequences of financial and economic decline could have material adverse effect on our business, results of operations, and financial condition.

We operate our business in regions subject to natural disasters and other catastrophic events, and any disruption to our business resulting from natural disasters would adversely affect our revenue and results of operations.

We operate our business in regions subject to severe weather and natural disasters, including hurricanes, floods, fires, earthquakes, and other catastrophic events. Any natural disaster could adversely affect our ability to conduct business and provide products and services to our customers, and the insurance we maintain may not be adequate to cover our losses resulting from any business interruption resulting from a natural disaster or other catastrophic event

Although we have an ethics and anti-corruption policy in place, and have no knowledge or reason to know of any practices by our employees, agents, or distributors that could be construed as in violation of such policies, our business includes sales of products to countries where there is or may be widespread corruption.

We have a policy in place prohibiting employees, distributors and agents from engaging in corrupt business practices, including activities prohibited by the United States Foreign Corrupt Practices Act. Nevertheless, because we work through independent sales agents and distributors outside the United States, we do not have control over the day-to-day activities of such independent agents and distributors. In addition, in the donor-funded markets in Africa where we may sell our products, there is significant oversight from the President’s Emergency Plan for AIDS Relief, or PEPFAR, the Global Fund, and advisory committees comprised of technical experts concerning the development and establishment of national testing protocols. This is a process that includes an overall assessment of a product which includes extensive product performance evaluations including five active collaborations and manufacturer’s quality systems, as well as price and delivery.

We depend heavily on our executive officers, directors, and principal consultants and the loss of their services would materially harm our business.

We believe that our success depends, and will likely continue to depend, upon our ability to retain the services of our current executive officers, directors, principal consultants and others. In addition, we have established relationships with universities, hospitals and research institutions, which have historically provided, and continue to provide, us with access to research laboratories, clinical trials, facilities and patients. The loss of the services of any of these individuals or institutions would have a material adverse effect on our business.

Risks Related to Ownership of Shares of Our Series A Preferred Stock

The Series A Preferred Stock ranks junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. Also, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and to the indebtedness and other liabilities of any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock.

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We have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series A Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding.

Our existing or future creditors and holders of our securities will not have any rights to the amounts in the Sinking Fund.

We must adhere to prescribed legal requirements and after the amount in the Sinking Fund has been reduced to zero, we must also have sufficient cash in order to be able to pay dividends on the Preferred Stock.

The Sinking Fund will be available to pay dividends on the shares Series A Preferred Stock for the first 36 Dividend Payment Dates after the issuance of such shares in accordance with Section 171 of the Delaware General Corporation Law. After the amounts in the Sinking Fund Reserve has been reduced to zero and in accordance with Section 170 of the Delaware General Corporation Law, we may only declare and pay cash dividends on the Series A Preferred Stock if we have either net profits during the fiscal year in which the dividend is declared and/or the preceding fiscal year, or a “surplus”, meaning the excess, if any, of our net assets (total assets less total liabilities) over our capital. We can provide no assurance that we will satisfy such requirements in any given year after the amounts in the Sinking Fund Reserve have been reduced to zero. Further, even if we have the legal ability to declare a dividend after amounts in the Sinking Fund Reserve have been reduced to zero, we may not have sufficient cash to pay dividends on the Series A Preferred Stock. Our ability to pay dividends may be impaired if any of the risks described in this prospectus actually occur. Also, payment of our dividends after amounts in the Sinking Fund Reserve have been reduced to zero depend upon our financial condition and other factors as our board of directors may deem relevant from time to time. We cannot assure you that our businesses will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay dividends on the Series A Preferred Stock.

If Nasdaq delists the Series A Preferred Stock, investors’ ability to make trades in the Series A Preferred Stock could be limited.

We will apply to have our Series A Preferred Stock listed on the Nasdaq Capital Market under the symbol “NGIOP.” We cannot assure you that the Series A Preferred Stock will be approved for listing by the Nasdaq Capital Market. In order to list the Series A Preferred Stock on the Nasdaq Capital Market and continue to be listed, we must meet and maintain certain financial, distribution, and share price levels. Generally, this means having a minimum number of publicly held shares of Series A Preferred Stock (generally 1,000,000 shares), a minimum market value (generally $15,000,000) and a minimum number of holders (generally 300 public holders). If we are also unable to meet the listing standards for the Nasdaq Capital Market, we may apply to have our Series A Preferred Stock quoted by OTC Markets. If we are unable to maintain listing for the Series A Preferred Stock, the ability to transfer or sell shares of the Series A Preferred Stock will be limited and the market value of the Series A Preferred Stock will likely be materially adversely affected. Moreover, since the Series A Preferred Stock has no stated maturity date, investors may be forced to hold shares of the Series A Preferred Stock indefinitely while receiving stated dividends thereon when, as and if authorized by our board of directors and paid by us with no assurance as to ever receiving the liquidation value thereof.

The market for our Series A Preferred Stock may not provide investors with adequate liquidity.

Liquidity of the market for the Series A Preferred Stock depends on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Series A Preferred Stock, the market for similar securities and the interest of securities dealers in making a market in the Series A Preferred Stock. We cannot predict the extent to which investor interest in our Company will maintain a trading market in our Series A Preferred Stock, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling shares of our Series A Preferred Stock.

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We are generally restricted from issuing shares of other series of preferred stock that rank senior the Series A Preferred Stock as to dividend rights, rights upon liquidation or voting rights, but may do so with the requisite consent of the holders of the Series A Preferred Stock; and, further, no such consent is required for the issuance of additional series of preferred stock ranking pari passu with the Series A Preferred Stock.

We are allowed to issue shares of other series of preferred stock that rank above the Series A Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs, only with the approval of the holders of at least 66.67% of the outstanding Series A Preferred Stock; however, we are allowed to issue additional shares of Series A Preferred Stock and/or additional series of preferred stock that would rank equally to the Series A Preferred Stock as to dividend payments and rights upon our liquidation or winding up of our affairs without first obtaining the approval of the holders of our Series A Preferred Stock. The issuance of additional shares of Series A Preferred Stock and/or additional series of preferred stock could have the effect of reducing the amounts available to the Series A Preferred Stock upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series A Preferred Stock if we do not have sufficient funds to pay dividends on all Series A Preferred Stock outstanding and other classes or series of stock with equal or senior priority with respect to dividends. Future issuances and sales of senior or pari passu preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Holders of additional Series A Preferred Stock and/or an additional series of preferred stock will not have any rights to the amounts in the Sinking Fund.

Market interest rates may materially and adversely affect the value of the Series A Preferred Stock.

One of the factors that will influence the price of the Series A Preferred Stock is the dividend yield on the Series A Preferred Stock (as a percentage of the market price of the Series A Preferred Stock) relative to market interest rates. Continued increase in market interest rates may lead prospective purchasers of the Series A Preferred Stock to expect a higher dividend yield (and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for dividend payments). Thus, higher market interest rates could cause the market price of the Series A Preferred Stock to materially decrease.

Holders of the Series A Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”

Distributions paid to corporate U.S. holders of the Series A Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders of the Series A Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” only if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Additionally, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”  If any distributions on the Series A Preferred Stock with respect to any fiscal year are not eligible for the dividends-received deduction or preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, it is possible that the market value of the Series A Preferred Stock might decline.

Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our Series A Preferred Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flows may fluctuate significantly from period to period, which may impact our board of directors’ willingness or legal ability to declare a monthly dividend after amounts in the Sinking Fund Reserve have been reduced to zero. If our operating results fall below the expectations of investors or securities analysts, the price of our Series A Preferred Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

•	demand and pricing for our products and services;

•	introduction of competing products;

•	our operating expenses which fluctuate due to growth of our business;

•	timing and popularity of new video content offerings and changes in viewing habits or the emergence of new content distribution platforms; and

•	variable sales cycle and implementation periods for content and services.

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The market price of the Series A Preferred Stock could be substantially affected by various factors.

The market price of the Series A Preferred Stock could be subject to wide fluctuations in response to numerous factors. The price of the Series A Preferred Stock that will prevail in the market after this offering may be higher or lower than the offering price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.

These factors include, but are not limited to, the following:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

•	trading prices of similar securities;

•	our history of timely dividend payments;

•	the annual yield from dividends on the Series A Preferred Stock as compared to yields on other financial instruments;

•	general economic and financial market conditions;

•	government action or regulation;

•	the financial condition, performance and prospects of us and our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

•	our issuance of additional preferred equity or debt securities; and

•	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Series A Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series A Preferred Stock, including decreases unrelated to our operating performance or prospects.

We may redeem the Series A Preferred Stock.

On or after [*], 2023, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time. Also, upon the occurrence of a Change of Control prior to September 15, 2023, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred. We may have an incentive to redeem the Series A Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend rate on the Series A Preferred Stock. If we redeem the Series A Preferred Stock, then from and after the redemption date, dividends will cease to accrue on shares of Series A Preferred Stock, the shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

A holder of Series A Preferred Stock has extremely limited voting rights.

The voting rights for a holder of Series A Preferred Stock are limited. Our shares of common stock are the only class of our securities that carry full voting rights.

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Voting rights for holders of the Series A Preferred Stock exist primarily with respect to the ability to elect, voting together with the holders of any other series of our preferred stock having similar voting rights, two additional directors to our board of directors, subject to limitations described in the section of this prospectus entitled “Description of the Securities--Series A Preferred Stock—Voting Rights,” in the event that eighteen monthly dividends (whether or not consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our certificate of incorporation, including the certificate of designations relating to the Series A Preferred Stock, that materially and adversely affect the rights of the holders of Series A Preferred Stock or authorize, increase or create additional classes or series of our capital stock that are senior to the Series A Preferred Stock. Other than the limited circumstances described in the prospectus and except to the extent required by law, holders of Series A Preferred Stock do not have any voting rights. Please see the section of this prospectus entitled “Description of the Securities--Series A Preferred Stock—Voting Rights.”

The Series A Preferred Stock is not convertible into common stock, including in the event of a Change of Control, and investors will not realize a corresponding upside if the price of the common stock increases.

The Series A Preferred Stock is not convertible into shares of common stock and earns dividends at a fixed rate. Accordingly, an increase in market price of our common stock will not necessarily result in an increase in the market price of our Series A Preferred Stock. The market value of the Series A Preferred Stock may depend more on dividend and interest rates for other preferred stock, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, and in the event of dissolution satisfy the liquidation preference with respect to, the Series A Preferred Stock.

We will have broad discretion in using the proceeds of this offering, other than proceeds deposited into the Sinking Fund Reserve, and we may not effectively spend the proceeds.

We will use the net proceeds of this offering less amounts deposited into the Sinking Fund Reserve for working capital and general corporate purposes to support our growth and may, in our discretion, use a portion of the net proceeds for dividends on our outstanding securities and the repurchase of outstanding common stock in open market transactions in compliance with Rule 10b-18 and private transactions. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Provisions of our Restated Certificate of Incorporation could delay or prevent the acquisition or sale of our business.

Our Restated Certificate of Incorporation permits our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by our stockholders. Such newly authorized and issued shares of preferred stock could contain terms that grant special voting rights to the holders of such shares that make it more difficult to obtain stockholder approval for an acquisition of our business or increase the cost of any such acquisition.

Risks related to ownership of our common stock

The sale or issuance of our common stock to Oasis may cause dilution and the sale of the shares of common stock acquired by Oasis, or the perception that such sales may occur, could cause the price of our common stock to fall.

On July 14, 2020, we entered into a purchase agreement (the “Oasis Purchase Agreement”) with Oasis Capital, LLC (“Oasis”), pursuant to which Oasis has committed to purchase up to $50,000,000 of our common stock, subject to certain conditions.

The purchase price for the shares that we may sell to Oasis under the Oasis Purchase Agreement will fluctuate based on the market price and trading volume of our common stock. Depending on market liquidity at the time, sales of such shares may cause the market price of our common stock to fall.

Sales of our common stock, if any, to Oasis will depend upon market conditions and other factors to be determined by us. As such, Oasis may ultimately purchase all, some or none of the shares of our common stock that may be sold pursuant to the Oasis Purchase Agreement and, after it has acquired shares, Oasis may sell all, some or none of those shares. Therefore, sales to Oasis by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Oasis, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

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Sales of our common stock under Rule 144 could reduce the price of our stock.

An aggregate of 29,501,804 of our outstanding shares of common stock not owned by our parent, Generex, are “restricted securities” and under federal securities laws are subject to restrictions on transfer. However, Rule 144 under the Securities Act (“Rule 144”) will be available to provide an exemption for resales of such restricted securities 90 days after we become subject to the ongoing SEC reporting requirements. In general, to qualify for the Rule 144 exemption, persons holding “restricted securities,” must hold their shares for a period of at least six months, may not sell more than 1% of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. Generex may also cause us to register more of its shares in connection with additional offerings or sell its shares pursuant to the affiliate provisions of Rule 144. The availability for sale of substantial amounts of common stock by Generex or other shareholders under Rule 144 could reduce prevailing market prices for our securities.

Additional offerings of our common stock in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

If an active trading market for our common stock does develop, the market price of our common stock may be subject to substantial fluctuations, which may make it difficult for you to sell your shares at the volume, prices and times desired.

If an active trading market for our common stock does develop, the market price of our common stock may be highly volatile, which may make it difficult for you to resell your shares at the volume, prices and times desired. There are many factors that may affect the market price and trading volume of our common stock, including, without limitation, the risks discussed elsewhere in this “Risk Factors” section and:

•	actual or anticipated fluctuations in our operating results, financial condition or asset quality;
•	changes in economic or business conditions;
•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve;
•	publication of research reports about us, our competitors or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or the cessation of coverage;
•	operating and stock price performance of companies that investors deem comparable to us;
•	additional or anticipated sales of our common stock or other securities by us, a selling stockholder or our other existing shareholders;
•	additions, departures or inability to retain of key personnel;
•	perceptions and speculations in the marketplace regarding our competitors or us;
•	price and volume fluctuations in the overall stock market from time to time;
•	litigation involving us, our industry or both;
•	investigations by regulators into our operations or those of our competitors;
•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•	changes in accounting standards, policies, guidelines, interpretations or principles;
•	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;
•	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;
•	developments or disputes concerning our intellectual property or other proprietary rights;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us;
•	other economic, competitive, governmental, regulatory or technological factors affecting our operations, pricing, products and services; and
•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

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The stock market and, in particular, the market for biotechnology stocks have experienced substantial fluctuations in recent years, which in many cases have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which could make it difficult to sell your shares at the volume, prices and times desired.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

We do not intend to pay cash dividends on our common stock for the foreseeable future.

We have paid no cash dividends on our common stock to date and we do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, we currently anticipate that we will retain any earnings to finance our future expansion and for the implementation of our business plan. Investors should take note of the fact that a lack of a cash dividend can further affect the market value of our common stock and could significantly affect the value of any investment in the Company.

A stockholder owns approximately 90.93% of our common stock and will be able to exert a controlling influence over our business affairs and matters submitted to stockholders for approval.

Generex owns approximately 90.93% of our outstanding common stock and we will be considered a “controlled company” under the rules of The Nasdaq Stock Market LLC, Generex will have control over all matters submitted to our stockholders for approval, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, the approval of any business combination and any other significant corporate transaction. These actions may be taken even if they are opposed by other stockholders. This concentration of ownership may also have the effect of delaying or preventing a change of control of our company or discouraging others from making tender offers for our shares, which could prevent our stockholders from receiving a premium for their shares. Generex may have interests different from yours.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

We are required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In addition, upon closing of this offering, we will be required to comply with the rules of The Nasdaq Capital Market and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Exchange Act. Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

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We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Risks Related to this Offering

We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our Series A preferred stock.

After the closing of this offering, we must meet certain financial and liquidity criteria to maintain our listing on Nasdaq. If we violate the maintenance requirements for continued listing of our Series A Preferred stock, our Series A preferred stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Series A preferred stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our preferred stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Series A preferred stock. In addition, the delisting of our Series A preferred stock could significantly impair our ability to raise capital.

This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this prospectus or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our preferred stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our shares of preferred stock.

Our management will have broad discretion over the use of any net proceeds from this offering, you may not agree with how we use the proceeds, and we may not use the proceeds successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of securities in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that we will use the proceeds in a way that does not yield a favorable, or any, return for you.

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 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required under applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Assuming the maximum number of shares Series A Preferred Stock are sold in the offering, we estimate that the net proceeds to us from this offering will be $[*], after deducting placement agent fees of approximately $[*] amounts to be deposited in the Sinking Fund Reserve of $[*] and an aggregate of approximately $[*] in estimated offering expenses payable by us for this offering. We intend to use the net proceeds from the sale of Series A Preferred Stock by us in this offering for working capital and other general corporate purposes including dividends and share repurchases.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Description	Amount

$
$
$
$
Total	$

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

DIVIDEND POLICY

We have not paid cash dividends on our common stock in the past and have no present intention of paying cash dividends on our common stock in the foreseeable future.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of April 30, 2020:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of the shares of common stock in this offering (assuming the sale of the maximum offering amount), after deducting placement agent’s fees and commissions and estimated offering expenses payable by us.

This table should be read in conjunction with ‘‘Use of Proceeds’’ and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and our financial statements and related notes thereto included in this prospectus.

	As of April 30, 2020 (Actual)	As of April 30, 2020 (As adjusted)
Cash and cash equivalents	$129
Stockholders’ equity:
Preferred Stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	0	0
Common Stock $0.001 par value, 750,000,000 shares authorized, 400,000,000 shares issued and outstanding actual, _______ shares issued and outstanding as adjusted	$400,000
Additional paid-in capital	$32,117,424
Accumulated deficit	$(37,917,588)
Total stockholders’ deficit	$(5,400,164)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this prospectus, and see “Risk Factors” beginning on page 7 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

Overview

We are an oncology company focused on the modulation of the immune system to treat cancer. To that end, we are developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology, Ii-Key. The Ii-Key is a peptide derived from the major histocompatibility complex (“MHC”) Class II associated invariant chain (Ii) that regulates the formation, trafficking, and antigen-presenting functions of MHC class II complexes, essential for the activation of T cells in the immune response. T cells recognize antigenic epitopes when they are 'presented' to them by specific molecules, termed (MHC) on the surface of infected or malignant cells. This interaction activates the T cells, stimulating a multicellular cascade of actions that eliminates the diseased cell and protects against future disease recurrence.

The following discussion and analysis by management provides information with respect to our financial condition and results of operations for the fiscal year ended July 31, 2019 and 2018, and the three and nine months ended April 30, 2020 and 2019.

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Results of Operations

Three months ended April 30, 2020 compared to Three months ended April 30, 2019

We reported a net loss of $307,070 and $207,691 for the three-month periods, ended April 30, 2020, and April 30, 2019, respectively, reflecting an increase in the reported net loss of $99,379 or 48%. The increase in the net loss resulted from a $63,648 increase in general and administrative expense plus an increase of $35,731 or 20% in interest expense.

We did not incur any research and development expenses for the three months ended April 30, 2020 and 2019.

The $63,648 increase in general and administrative expenses for the three months ended April 30, 2020 versus the comparative period in the prior year is due to professional fees and audit fees incurred in connection with the 2019 and 2018 audits as well as the Form 10 registration statement.

Our interest expense for the three months ended April 30, 2020 increased by $35,731 compared to the three months ended April 30, 2019 due to the additional principal resulting from the compounding of interest accrued on the payable to Foundation.

Nine months ended April 30, 2020 Compared to Nine months ended April 30, 2019

We reported a net loss of $1,082,701 and $912,333 for the nine-month periods ended April 30, 2020 and April 30, 2019, respectively, reflecting an increase in the reported net loss of $170,368 or 19%. The increased net loss resulted from a $166,534 increase in general and administrative expense and an increase of $102,569 or 20% in interest expense offset by a $98,735 or 28% reduction in research and development.

For the nine months ended April 30, 2020, we incurred costs of $251,459 for the first 5 patients to be enrolled in the Phase II trial clinical trial on the safety and efficacy of AE37 in combination with Keytruda for treatment of metastatic triple negative breast cancer conducted by NASBP Foundation, Inc. on our behalf (our only ongoing research and development project). For the nine months ended April 30, 2019 we expensed $340,000 for start-up expenses related to the NSABP clinical trial agreement. For the nine months ended April 30, 2020 and 2019 other research and development costs were de minimis.

The $166,534 increase in general and administrative expenses for the nine months ended April 30, 2020 versus the comparative period in the prior year is due to professional fees and audit fees incurred in connection to the 2019 and 2018 audits as well as the Form 10 registration statement.

Our interest expense for the nine months ended April 30, 2020 increased by $102,569 compared to the nine months ended April 30, 2019 due to the additional principal resulting from the compounding of interest accrued on the payable to foundation.

Year ended July 31, 2019 Compared to Year ended July 31, 2018

We reported a net loss for the years ended July 31, 2019 and 2018 in the amount $1,108,016 and $173,255, respectively, reflecting a 540%, or $934,761 increase from the prior fiscal year. The increase in net loss was primarily attributable the Company not recognizing revenue for the year ended July 31, 2019 compared to the one-time recognition of $700,000 during the year ended July 31, 2018 from a non-refundable license fee as part of a research and development agreement for AE37.

Interest expense increased 20% or $117,028 for the year ended July 31, 2019 to $715,275 from $598,247 for year ended July 31, 2018 due to additional principal resulting from the compounding of interest accrued on the payable to foundation. Interest payable to the foundation was $3,055,945, and $2,340,670, as of July 31, 2019 and 2018, respectively representing a 31% increase, or $715,275 since July 31, 2018. Payable to the foundation was $1,315,817 at July 31, 2019 and 2018.

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Financial Condition, Liquidity and Resources

COVID-19

The ongoing coronavirus outbreak which began in China at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. If the coronavirus outbreak situation should continue to worsen, we may experience disruptions to our business including, but not limited disruptions of our ongoing clinical trials and the operations of our partners.

While we expect delays in our research and development plans, the extent to which the coronavirus impacts our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on our financial results and our ability to conduct business as expected.

Sources of Liquidity

To date, we have financed our activities primarily through capital contributions from Generex, our majority shareholder. Generex in the past has raised capital for our operations through private placements of Generex common stock, securities convertible into Generex common stock, and investor loans. We will require additional funds to support our working capital requirements and any development or other activities or will need to curtail its research and development and other planned activities or suspend operations. While Generex owns over 90% of our common stock, going forward, we will rely both on financing from third parties and from Generex, which may sell shares of our common stock, to fund our operations, development, and other activities.

As a public company, NGIO will begin to incur costs for corporate activities such as executives, corporate accounting for external reporting, and investor relations. Reasonable estimates of such costs are not available.

As of September 14, 2020, our cash position is not sufficient for twelve months of operations. Generex has financed our activities to date. Our cash balances have remained low throughout fiscal 2020.

Management may seek to meet all or some of our operating cash flow requirements through financing activities, such as public or private placement of our common stock, preferred stock offerings and offerings of debt and convertible debt instruments as well as through merger or acquisition opportunities.

In addition, management is actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities, and potential strategic partners.

We will continue to require substantial funds to continue research and development, including preclinical studies and clinical trials of our product candidates, further clinical trials for AE37 and to commence sales and marketing efforts if the FDA or other regulatory approvals are obtained.  Currently, the phase II clinical study using AE37 in combination with pembrolizumab (Keytruda ®) for treatment of metastatic triple negative breast cancer is our only ongoing research and development project. In this regard, we have committed to provide the NASBP Foundation, Inc. financial support for clinical research using AE37 in combination with pembrolizumab (Keytruda ®) up to $2,118,461 upon NASBP achieving certain milestones. As of April 30, 2020, we have incurred $591,459 against this commitment.

Cash Flows for the nine Months ended April 30, 2020

For the nine months ended April 30, 2020, we used $260 in cash from operating activities. There were no cash flows from financing or investing activities. The use for operating activities included a net loss of $1,082,701, offset by an increase in interest payable to the foundation of $626,867, and an increase in accounts payable and accrued expenses, $455,574.

Cash Flows for the Fiscal Year ended July 31, 2019

For the fiscal year ended July 31, 2019, we used $636 in cash in our operating activities. There were no cash flows from financing or investing activities. The use for operating activities included a net loss of $1,108,016, offset by an increase in interest payable to the foundation of $715,275, and an increase in accounts payable and accrued expenses of, $392,105.

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BUSINESS

NGIO is an oncology company focused on the modulation of the immune system to treat cancer. To that end, we are developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology, Ii-Key. The Ii-Key is a peptide derived from the major histocompatibility complex (MHC) Class II associated invariant chain (Ii) that regulates the formation, trafficking, and antigen-presenting functions of MHC class II complexes, essential for the activation of T cells in the immune response. T cells recognize antigenic epitopes when they are ‘presented’ to them by specific molecules, termed (MHC) on the surface of infected or malignant cells. This interaction activates the T cells, stimulating a TH1 response and a multicellular cascade of actions that eliminates the diseased cell and protects against future disease recurrence. We have developed a number of Ii-Key Hybrid peptides for the immunotherapeutic targeting of tumor associated antigens (TAAs) in cancer and for vaccines against infectious diseases. Ii-Key hybrid peptides can also be used to selectively activate Th2 responses and thereby induce tolerance to antigens involved in harmful immune reactions, with therapeutic applications in major market segments including diabetes, arthritis, allergy, transplant rejection, and other autoimmune diseases. We have been established to not only to advance the Ii-Key core technology, but also to expand our portfolio in the field of immunotherapy and personalized medicine through partnerships and acquisitions.

AE37 – Ii-Key/HER2/neu Hybrid Immunotherapeutic Vaccine

NGIO is currently developing AE37 (Ii-Key-HER2/neu peptide immunotherapeutic vaccine) for the treatment of breast cancer, which is our only ongoing research and development project and is licensing patents related to AE37 for the development of effective treatments for prostate cancer to Shenzhen BioScien Pharmaceuticals Co., Ltd., (“Shenzhen”) as further described below. We also plan in the future to continue previous research and development or conduct new research and development of AE37 for the treatment of prostate cancer, bladder cancer and other cancers as described below. In addition to research and development related to the treatment of cancer, the Company has conducted research and development of the Ii-Key immune system activation technology with respect to the development of vaccines for certain viruses as described below. In 2005 and 2006, the company conducted a Phase I trial of AE37 in breast cancer. NGIO has also conducted a Phase IIb trial of AE37 for prevention of recurrence of breast cancer. The company is currently working with the National Surgical Bowel & Breast Project (NSABP) to conduct a Phase II trial of AE37 in combination with Merck’s Keytruda (pembrolizumab) for the treatment of triple negative breast cancer. Details of the AE37 clinical trials are provided in the following paragraphs.

Our most advanced immunotherapy vaccine is AE37, an Ii-Key-Hybrid molecule that contains the HER2/neu antigenic peptide linked to the Ii-Key to enhance immune stimulation against HER2, which is expressed in numerous cancers, including breast, prostate, and bladder cancers. In 2006 we completed a Phase I clinical trial of AE37 in breast cancer, including a phase Ib safety and immunology study of AE37 in combination with GM-CSF in 16 breast cancer patients who had completed all first-line therapies and who were disease-free at the time of enrollment to the study (Holmes et al. Results of the first phase I clinical trial of the novel Ii-Key hybrid preventive HER-2/neu peptide (AE37) vaccine. J Clin Oncol 2008;26:3426-33). The subjects of the trial were given intradermally 500 micrograms of AE37 and 125 micrograms of GM-CSF or 1000 micrograms AE37 without GM-CSF. The phase I trial was conducted by Dr. George Peoples, MD from 2005 through 2006 at the Walter Reed Army Medical Center in Washington D.C. Based on the peer-reviewed article, “Results of the First Phase I Clinical Trial of the Novel Ii-Key Hybrid Preventive HER-2/neu Peptide (AE37) Vaccine (for breast cancer),” published in the Journal of Clinical Oncology on July 10 2008, the Company believes that both the primary endpoint of safety and the secondary endpoint of immunogenicity were achieved. However, further clinical trials are needed to confirm such results. No serious adverse events were reported in this trial.

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In April of 2007 we commenced patient enrollment for a Phase IIb trial of AE37 in combination with GM-CSF on 300 patients with respect to the prevention of cancer recurrence in women who were at high risk of recurrence after undergoing successful primary standard of care breast cancer therapies and were disease free at time of enrollment (the “Phase IIb Trial”). The Phase IIb Trial was completed in 2016 and preliminary results of the Phase IIb Trial were published in 2016 by Elizabeth A. Mittendorf, MD, F.A.C.S. (Annals of Oncology 27: Published online 30 March 2016). The Phase IIb Trial was officially concluded with site close-out and database lock in November of 2019. The trial was conducted by Dr. Mittendorf at 14 sites both in the US and Europe.  The subjects of the trial were given intradermally 500 micrograms of AE37 combined with 125 micrograms GM-CSF  The results of the Phase IIb Trial were published on April 22, 2020 in the peer-reviewed journal, Breast Cancer Research & Treatment (the “Peer-reviewed Publication”). In the AE37 arm of this trial, the investigators found that patients with advanced stage, HER2 low-expression, and triple negative breast cancer may benefit from AE37 vaccination, and those with both advanced stage and low HER2 expression have a significant clinical benefit to AE37 vaccination, demonstrating earlier DFS plateau may be maintained for up to the ten years of follow-up. There were two serious adverse events in the Phase IIb Trial. There was a grade 3 serious adverse event reported for a patient in the GM-CSF arm of the trial that had a drop in ejection fraction from 50% to 45% more than two months after completion of protocol treatments. It was noted that the patient had received one full year of Herceptin adjuvant treatment prior to starting on any protocol treatments, and had reported a similar ejection fraction decline episode in while on Herceptin treatment. Another patient in the Phase IIb Trial had serious, unexpected grade 2 bladder pain that the investigator considered serious. The investigators concluded in the peer-reviewed publication that the similar toxicity profiles between the AE37/GM-CSF treatment and GM-CSF alone control groups indicate that the majority of the toxicity can be attributed to the immunoadjuvant, GM-CSF. The Peer-reviewed Publication stated that the Phase IIb Trial did not achieve statistical significance in meeting the primary endpoint of prevention of disease recurrence in the study population. However, further clinical trials are needed to confirm such results. The study population included 155 patients who were previously treated with Herceptin and in those patients no benefits were reported. The Peer-reviewed Publication stated that for 78 patients in the study group with advanced disease and low HER2 expression, AE37 demonstrated a statistically significant positive effect on disease free survival. The Peer-reviewed Publication reported that 6 of the 7 treated patients were alive after 10 years, whereas all 11 patients who were treated with a placebo died within the same 10 year time frame. The Peer Reviewed Publication stated that the Phase IIb Trial achieved the primary safety endpoint. However, further clinical trials are needed to confirm such results.

The Company decided to pursue the further development of AE37 in combination with the newly approved immune checkpoint inhibitors, which are drugs that enable the body’s immune system to detect tumors, that the immune system would not otherwise be able to detect. The Company believes that by combining AE37 with checkpoint inhibitors such as Keytruda, AE37 can theoretically direct the immune system to attack target tumors and therefore can be tested in the initial stage of cancer treatment instead of being tested as a vaccine against recurrence of cancer, which requires extensive wait times in Phase II trials to determine whether or not cancer has reoccurred. The Company believes that this strategy should decrease the length of time for its Phase II trials of AE37, however there can be no assurance that using this strategy will result in shorter lengths of time for AE37 Phase II clinicals.

Based on the preliminary results from the Phase IIb Trial, NGIO entered into a Clinical Trial Collaboration and Supply Agreement (the “Collaboration Agreement”) on June 28, 2017 with Merck Sharpe & Dohme B.V. (“Merck”) to evaluate the safety and efficacy of AE37 in combination with the anti-PD-1 therapy, pembrolizumab (KEYTRUDA®) in patients with metastatic triple-negative breast cancer. Since then, the Company has initiated the study at 5 clinical research sites, and completed the first 3-patient safety cohort to allow for expanded enrollment. The Phase II trial began enrolling patients in September of 2019, and is expected to enroll 29 patients. The SARS-CoV-2 epidemic temporarily paused enrollment for the first half of the year, however, patient screening has restarted and enrollment is continuing. The Collaboration Agreement provides for NGIO to sponsor the study and to make the regulatory filings for approval of the trial. Merck will supply NGIO with Keytruda® for the trial. NGIO will provide its AE37 cancer vaccine and will generally be responsible for the costs of the trial. All Clinical Data shall be jointly owned by NGIO and Merck. Merck and NGIO assigned to each other an undivided one-half interest in, to and under the Clinical Data. The trial will require additional funding estimated at roughly $1.5 million over the next three years. In connection with the Collaboration Agreement, on November 20, 2018, NGIO entered into a Clinical Trial Agreement (the “Clinical Trial Agreement”) with NSABP Foundation, Inc. (“NSABP”), which provides for NSABP conducting a Phase II clinical trial on the safety and efficacy of AE37 in combination with KEYTRUDA (pembrolizumab) as described above, which NGIO will sponsor. NGIO has also signed a Pharmacovigilance Agreement among Merck, NSABP and NGIO to ensure the clinical monitoring of the trial.

The Phase IIb clinical trial conducted pursuant to the Collaboration Agreement and the Clinical Trial Agreement will have a Simon two-stage design. In Stage I (safety cohort), 13 patients will receive combination therapy of AE37 vaccine (without granulocyte macrophage-colony stimulating factor GM-CSF adjuvant) 1000 micrograms in two split intradermal injections on Day 1 of cycles 1 through 5 and pembrolizumab 200 mg intravenous infusion (IV) given Day 1 of each cycle for 2 years (1 cycle equals 21 days). As the clinical trial continues, NGIO will be obligated to pay NSABP, pursuant to the Clinical Trial Agreement, additional amounts during each completed phase in the increments and at the times set forth in the agreement in four primary phases: Start-Up Activities, Accrual and Treatment Period, Follow-up Period and Primary Endpoint. The future payments required under the Clinical Trial Agreement will be funded through financings and the proceeds received from a licensing agreement with Shenzhen described below.  All Clinical Data shall be jointly owned by NGIO and Merck.

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The Collaboration Agreement terminates after the completion of the related phase II clinical trial. The Collaboration Agreement may also be terminated by any party for material breaches of the agreement by the other party, patient safety concerns, regulatory reasons or by Merck if it believes KEYTRUDA is being used in an unsafe manner.

The Clinical Trial Agreement terminates upon the completion of the obligations under such agreement. The Clinical Trial Agreement may be terminated by (i) any party if the authorization to conduct the phase II clinical trial is revoked by the FDA; if the human and/or toxicology results support termination; safety concerns, if the manufacture of a drug used in the phase II clinical trial has been exhausted or (ii) by NSABP if we fail to pay NSABP an undisputed amount under the Clinical Trial Agreement.

In addition to the breast cancer program, NGIO completed a Phase I clinical trial of AE37 in combination with GM-CSF in prostate cancer in April of 2009. This Phase I trial commenced in November of 2007 and enrolled thirty-two HER-2/neu+, castrate-sensitive, and castrate-resistant prostate cancer patients to demonstrate safety and strong immunological response to AE37. The trial was administered by Dr. Sonya Perez, MD and Dr. Anastastios Thanos, MD, PhD at the Saint Savas Cancer Hospital in Athens, Greece (EudraCT 2007-000934-38). Both the primary endpoint of safety and the secondary endpoint of immunogenicity were achieved. There were no serious adverse events. We are advancing AE37 for the treatment of prostate cancer through a License and Research Agreement (the “License Agreement”) dated November 29, 2017 with Shenzhen. Under the License Agreement, NGIO granted Shenzhen an exclusive license (the “License”) to use NGIO’s patents, know-how, data and other intellectual property relating to NGIO’s AE37 peptide to develop and sell products for the prevention and treatment of prostate cancer in China (including Taiwan, Hong Kong and Macau). In exchange for exclusive rights to AE37 for prostate cancer in China, Shenzen is financing and conducting the Phase II and Phase III trials globally under International Commission on Harmonization (“ICH”) guidelines, with us retaining the rights to all clinical data for regulatory submissions and commercialization in the rest of the world outside China. Further, Shenzhen has agreed, inter alia, to the following financial consideration:

•	a $700,000 non-refundable initial payment;

•	milestone payments of $1,000,000 each upon completion of Phase II and Phase III studies;

•	a milestone payment of $2,000,000 upon regulatory approval of a product covered by the License; and

•	a 10% royalty on net sales, provided the patents are in force and there are no approved generic equivalents.
•	royalties can be reduced to a floor of 4.0% in certain circumstances if the licensed patents do not cover a licensed product.

Shenzhen, generally, will be responsible for conducting clinical trials, securing Chinese regulatory approvals, and marketing in China for all products developed under the License Agreement.

In exchange for exclusive rights to AE37 for prostate cancer in China, Shenzen is financing and conducting the Phase II trials in China, Hong Kong, Australia, and the European Union and Phase III trials globally under ICH guidelines, with NGIO retaining the rights to all clinical data for regulatory submissions and commercialization in the rest of the world outside China. If Shenzhen is successful in completing positive results in the prostate cancer development program, we will evaluate the data and make determinations on a commercialization strategy.

The License Agreement terminates upon the later to occur of (x) the expiration of the last to expire licensed patent under the License Agreement and (y) the fifteenth (15th) anniversary of the first approved sale of a licensed product by Shenzhen in China (including Taiwan, Hong Kong and Macau). The License Agreement may also be terminated (i) by any party to the agreement generally upon the bankruptcy or insolvency of the other party or if the other party materially breaches the License Agreement or (ii) by Shenzhen any time after eighteen (18) months from the License Agreement’s effective date upon sixty (60) days’ notice to NGIO. Unless Shenzhen terminates the License Agreement pursuant to clause (y)(ii) above, or we terminate the agreement pursuant to clause (y)(i) above, Shenzhen may sell any licensed products existing at the time of termination for twelve (12) months after such termination. No other royalties shall be payable after the termination of the License Agreement other than royalties that have accrued and are unpaid as of the date of termination.

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In regard to commercialization of AE37 in cancer, NGIO plans to identify and engage pharmaceutical companies like Merck that have checkpoint inhibitors; there are currently six pharmaceutical companies with approved checkpoint inhibitor products on the market. The goal is to partner the Ii-Key vaccines either through co-development, licensing, or sale of the product to a major pharmaceutical company that has the financial, operational, and commercial resources to fund at least $200,000,000 for research, development, manufacturing, marketing and sales typically required to bring immunotherapeutic cancer products to market. If we are unable to identify a large pharmaceutical company as a partner, we have no current plans to commercialize products. It is expected that FDA approval will take from 5 to 7 years, provided the funding is available to complete Phase III registration trials and the filing of a New Drug Application (“NDA”).

We plan to continue the development of AE37 for breast, prostate and other cancers including bladder cancer. Upon funding we plan to initiate a Phase II trial of AE37 in bladder cancer at a premier cancer institute. Discussions on confidential trial design and conduct are ongoing.

In addition to the AE37 clinical program in cancer, NGIO has conducted a Phase I clinical trial of an Ii-Key-H5N1 peptide vaccine for avian influenza. The trial was conducted by Dr. Alexander Abdelnoor, MD in 2007 and 2008 in Lebanon at the Lebanese Canadian Hospital, enrolling 120 subjects who were randomized to receive intramuscularly 500 micrograms of Ii-Key peptide vaccine or placebo. Ten Ii-Key-H5N1 epitope peptides were tested for safety and immunogenicity (10 subjects per cohort). The trial demonstrated the safety and measured T-Cell responses to the Ii-Key peptides. After the Phase I trial was completed, however, interest in the avian influenza vaccine waned because the virus disappeared before becoming a serious global pandemic. The pandemic flu research program was discontinued following the swine flu scare, which faded into the background ten years ago.

To address the current COVID-19 pandemic, Generex and NGIO have resurrected the pandemic research program using its proprietary, patented Ii-Key immune system activation technology that holds promise for the rapid development of a complete SARS-COV-2 Ii-Key peptide vaccine. The plan includes the conduct of a master protocol design that includes a Phase I/II dose escalation trial, with and without adjuvant, followed by a Phase III trial using the target commercial dose and formulation. This master protocol design will be conducted with healthy adult volunteers followed by cohorts in different age and risk categories. The commercial development program is budgeted for roughly $400 million, including manufacturing and scale-up, and it is estimated that it will take 12 to 18 months for completion, depending on FDA emergency regulatory decisions during the pandemic. To accomplish these goals, Generex and NGIO have partnered with globally recognized industry leaders for each of the program’s key activities, to ensure world-class science, strategy and execution. Our objective is to provide government funding agencies with every degree of confidence in the ability of our team to execute and mitigate program risks. Generex has made applications to BARDA in the U.S. and with Health Canada and Malaysian health authorities to support the clinical and commercial development program for NGIO’s SARS-COV-2 Ii-Key peptide vaccine.

There is always uncertainty and risk associated with the development of any vaccine, medical treatment or therapy, but the continued development depends upon completing the trials under various collaboration agreements and associated potential commercialization of the product, FDA approval and/or licensing agreements. Any collaborator with whom we may enter into such collaboration agreements may not support fully our research and commercial interests since our program may compete for time, attention and resources with such collaborator's internal programs. Therefore, these collaborators may not commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions. During the pandemic COVID-19, it is anticipated that delays will occur, but the full impact of any slow down due to COVID-19 has not been determined.

According to a published report in the Journal of Health Economics from Tufts University for the Study of Drug Development, developing a new prescription medicine that gains marketing approval is estimated to cost drug makers $1.4 billion in out of pocket costs.. Furthermore, the estimated cost of post-approval research and development is $312 million. Research and development costs include studies to test new indications, new formulations, new dosage strength and regimens, and to monitor safety and long-term side effects in patients as required by the FDA as a condition of approval.

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Given this market environment, and the early stage of development for our Ii-Key immunotherapeutic peptide vaccines, we are focused on developing our product candidates through Phase II proof of concept trials, with the expectation that positive Phase II data will lead to a partnership or joint venture agreement with a major pharmaceutical company that is positioned, financially, operationally, and commercially to bring a drug through the regulatory process and into the market with a successful drug launch. To that end, we do not currently plan to bring the products to market, but rather pursue a partnership opportunity with development milestones, licensing fees, and royalties, as is common throughout the biotechnology industry. Each product candidate will require between $15 and $50 million to complete the clinical development and manufacturing process that will be needed to obtain such partnerships and we cannot predict when, if at all, we will obtain such funding and even if such funding is obtained we cannot guarantee that we will be able to enter into the partnerships or joint ventures discussed above.

The primary increase in research and development costs incurred by NGIO during the year ending July 31, 2019 was related the initial payment by the Company of $340,000 to for the Clinical Trial Agreement for the start-up activities of the Phase II Study being conducted by NASBP, paid during the quarter ending January 31, 2020.

Clinical Development Plans for Ii-Key Immunotherapeutic Peptides

NGIO plans to expand its clinical development program to evaluate AE37 immunotherapeutic peptide in combination with immune checkpoint inhibitors for the treatment of bladder cancer in cooperation with a major oncology research center focused on the role of HER-2/neu in bladder and urothelial cancer. The clinical & translational research program is designed to evaluate the ability of AE37 to activate a CD-4 response in conjunction with a checkpoint inhibitor and the effect of the combination therapy on the tumor microenvironment.

Additionally, NGIO is working with another major oncology research center to rebuild the company’s long-dormant melanoma program, which includes Ii-Key hybrid peptides for GP-100 and Tyrosinase (TYR). We are working with a long-term clinical advisor at the research institute to establish a translational research program that incorporates gene expression profiling, tumor microenvironment immunology, and clinical biomarker evaluation, coordinating with their newly established immuno-oncology clinical research center.

Intellectual Property

Platform Patents. The foundational “Platform Patents” for Ii-Key technology focus on methods of increasing the antigen-specific activation of CD4+ T cells. This cell type is a critical component of the immune system, involved both in the recognition of new pathogenic agents as well as in autoimmune syndromes. The first technology platform (Ii-Key hybrid) relates to a means for increasing the vaccine potency of virtually any protein and while the second (Ii-suppression) relates to generation of an effective cell-based vaccine (REH-2017-01, REH 2017-02).

Oncology Patents. This group of patents relate more specifically to the use of the platform technologies for generating anti-cancer vaccines. We have generated Ii-Key hybrid compounds specifically for patients with breast, prostate, bladder, melanoma and HPV-related cancers (AEX-2001, AEX-2006, AEX-2007).

We hold five U.S. patents and one patent in Japan. The U.S. patent numbers are7,935,350 (expiring November 3, 2022), 8,748,130 (expiring on December 10, 2025), 8889143 (expiring on May 18, 2026), 928945 (expiring on September 22, 2027), 8,815,249 (expiring on February 26, 2026). Japan patent number is 5707326 (expiring September 1, 2029). These patents cover:

•	Compositions and Methods Related to Ii Technology

•	Ii hybrid peptides used for the enhancement of antigen presentation

•	Constructs for the expression of Ii-Key/antigen epitope fusion peptides

•	Hybrid Ii-Key/antigen epitope fusion peptides

•	Methods for inhibiting Ii expression

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We also have U.S. patents on the Ii-Key technology have expired, we are in discussions with third parties to extend the patent coverage of the Ii-Key technology for cancer immunotherapy. The expiration dates of the immune-oncology applications of the Ii-Key hybrid technologies extend to 2031. The company is exploring the development of new immunotherapeutic peptide vaccines against additional tumor antigens, and plans to use computer algorithms to identify epitopes of tumor antigens that can be linked to the Ii-Key to develop new IP and products based on the Ii-Key platform technology.

Our long-term success will substantially depend upon our ability to obtain patent protection for our technology and our ability to protect our technology from infringement, misappropriation, discovery and duplication. We cannot be sure that any of our pending patent applications will be granted, or that any patents which we own or obtain in the future will fully protect our position. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. We believe that our existing technology and the patents which we hold or for which we have applied do not infringe anyone else's patent rights. We believe our patent rights will provide meaningful protection against others duplicating our proprietary technologies. We cannot be sure of this, however, because of the complexity of the legal and scientific issues that could arise in litigation over these issues.

 We also rely on trade secrets and other unpatented proprietary information. We seek to protect this information, in part, by confidentiality agreements with our employees, consultants, advisors and collaborators.

The US Patent and Trademark Office (“PTO”) compensates patentees with additional patent in-force days if there are delays by the US PTO during prosecution. These additional days are called patent term adjustment (“PTA”) days and they allow a patentee to keep its patent in force after the expiration date of the patent for a period of time that the US PTO has provided as PTA.

In addition to patent protection, we plan to seek marketing exclusivity under other laws and regulations. Our success for preserving market exclusivity for our product candidate relies on our ability to obtain and maintain a regulatory period of data exclusivity for an approved biologic, currently 12 years from the date of marketing approval, obtaining orphan designation in the major markets and to preserve effective patent coverage. Once any regulatory period of data exclusivity expires, depending on the status of our patent coverage, we may not be able to prevent others from marketing and selling biosimilar versions of our product candidates. We are also dependent upon the diligence of third parties, which control the prosecution of pending domestic and foreign patent applications and maintain granted domestic and foreign patents.

We may be unable to obtain, maintain and protect the intellectual property rights necessary to conduct our business, and we may be subject to claims that we infringe or otherwise violate the intellectual property rights of others, which could materially harm our business.

Seasonality

Our products and services are not subject to seasonality.

Competition

The major pharmaceutical companies, including Novartis, Inc., Bristol-Myers Squibb (and acquisition Celgene), Merck, Sanofi, and Pfizer, GlaxoSmithKline PLC, MedImmune Inc. (a subsidiary of Astra-Zeneca, Inc.) and others, also compete in the oncology, immunomedicine and vaccine markets. These companies have greater experience and expertise in securing government contracts and grants to support research and development efforts, conducting testing and clinical trials, obtaining regulatory approvals to market products, as well as manufacturing and marketing approved products. As such, they are also considered significant competitors in these fields of pharmaceutical products and therapies. There are also many smaller companies which are pursuing similar technologies in these fields and are considered to be our competitors. With significant research and development effort in the field, the cancer immunotherapy market has been forecasted to be $128.3 billion[1], $152.829 billion[2] and $173 billion[3] by the mid-2020’s.

[1] KBV Research

[2] Meticulous Research

[3] Market Research Engine

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While the size of the future market remains unknown, what is certain is that immuno-oncology is growing, and that its lead products enjoy blockbuster ($1 billion-plus/year in sales) status several times over. According to Genetic Engineering News (February 25, 2019), the biggest-selling cancer immunotherapies in 2018 were Celgene’s Revlimid (lenalidomide), which generated $9.685 billion; Opdivo® (nivolumab), which generated $7.570 billion, Merck’s Keytruda® (pembrolizumab), which generated $7.171 billion, Bristol-Myers Squibb, which generated $6.735 billion and Ono Pharmaceutical, which generated $835 million.

There are a limited number of commercialized products in the immunotherapy field, but that has not deterred the investment community, which recognizes the huge potential for cancer immunotherapy, and supplies hundreds of millions of dollars in development funding annually. According to the Cancer Research Institute, there are 3,394 immuno-oncology therapies in the current global development pipeline, with 1,287 of them in clinical studies. The major pharmaceutical companies have significant research and development efforts in the immuno-oncology field. NGIO has never received regulatory approval for a product candidate or had commercial sales.

As described in “Business Overview” above where we discuss certain clinical trials, NGIO has years of experience in cancer immunotherapy, having completed a Phase IIb clinical trial of the HER2/neu Ii-Key hybrid peptide vaccine AE37 for the prevention of breast cancer recurrence in over 300 women. The company has also conducted Phase I trials with AE37 in breast and prostate cancers and has conducted pre-clinical work to support additional peptide vaccines for the treatment of melanoma.

[1] KBV Research

[2] Meticulous Research

[3] Market Research Engine

NGIO has a research agreement with Merck and is conducting a Phase II clinical trial of AE37 in combination with Keytruda for the treatment of triple negative breast cancer, a multi-billion market with significant medical need.

NGIO has licensed AE37 for the treatment of prostate cancer in China to Shenzhen Bioscien, a Chinese Pharmaceutical company. As part of the licensing agreement, Shezhen Bioscien is paying for the development of the immunotherapeutic vaccine and conducting the clinical trials under ICH guidelines in Europe as well as in China. NGIO retains global rights to AE37 for the treatment of prostate cancer outside of China and has exclusive rights to the clinical trial data to support regulatory filings in the US, EU, Japan, and other ex-China markets.

With a late phase clinical asset, a research partnership with a major pharmaceutical company, a licensing deal with an international pharmaceutical company, and a pipeline of immunotherapeutic products, NGIO is positioned to become a participant in the immuno-oncology field.

Employees

As of the date of this registration statement, we had six full time employees, including the Joseph Moscato, Chief Executive Officer; Eric von Hofe, President and Chief Scientific Officer; Mark Corrao, Interim Chief Financial Officer; Jason B. Terell, Chief Medical Officer; Richard Purcell, Executive Vice President, R&D and Anthony Crisci, Chief Legal Officer and Secretary. In the future, we plan to hire additional employees, including a Financial Controller and support staff. In the meantime, we plan to continue utilizing key consultants and contractors for certain operations, such as finance and accounting, business development, clinical development, regulatory affairs, statistical consulting, and manufacturing. We believe our relationships with our employees and contractors are good.

Government Regulation and Product Approval

Our research and development activities and the manufacturing and marketing of our medical device, biologic, and pharmaceutical products are subject to extensive regulation by the FDA in the United States, Health Canada in Canada, the European Medicines Evaluation Agency in Europe, and comparable designated regulatory authorities in other countries. Among other things, extensive regulations require us to satisfy numerous conditions before we can bring products to market. While these regulations apply to all competitors in our industry, having a technology that is unique and novel extends the requisite review period by the various divisions within the FDA and other regulators. Also, other companies in our industry are not limited primarily to products which still need to be approved by government regulators, as we are now.

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If requisite regulatory approvals are not obtained and maintained, our business will be substantially harmed. In many cases, we expect that extant and prospective development partners will participate in the regulatory approval process. The following discussion summarizes the principal features of food and drug regulation in the United States and other countries as they affect our business.

United States. All aspects of our research, development and foreseeable commercial activities relating to medical device, biologic, and pharmaceutical products are subject to extensive regulation by the FDA and other regulatory authorities in the United States. United States federal and state statutes and regulations govern, among other things, the testing, manufacturing, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of pharmaceutical products. The regulatory approval process, including clinical trials, usually takes several years and requires the expenditure of substantial resources. If regulatory approval of a product is granted, the approval may include significant limitations on the uses for which the product may be marketed.

The steps required before a medical device, biologic or pharmaceutical product may be marketed in the United States include:

•	Conducting appropriate pre-clinical laboratory evaluations, including animal studies, in compliance with the FDA’s Good Laboratory Practice (“GLP”) requirements, to assess the potential safety and efficacy of the product, and to characterize and document the product’s chemistry, manufacturing controls, formulation and stability;

•	Submitting the results of these evaluations and tests to the FDA, along with manufacturing information, analytical data, and protocols for clinical studies, in an Investigational New Drug (“IND”) application, and receiving approval from the FDA that the clinical studies proposed under the IND are allowed to proceed;

•	Obtaining approval of Institutional Review Boards (“IRBs”) to administer the product to humans in clinical studies; conducting adequate and well-controlled human clinical trials in compliance with the FDA’s Good Clinical Practice (“GCP”) requirements that establish the safety and efficacy of the product candidate for the intended use;

•	Developing manufacturing processes which conform to the FDA’s current Good Manufacturing Practices (“cGMPs”), as confirmed by FDA inspection;

•	Submitting to the FDA the results of pre-clinical studies, clinical studies, and adequate data on chemistry, manufacturing and control information to ensure reproducible product quality batch after batch, in an NDA, FDA Section 510(K) application, PMA or Biologics License Application (“BLA”); and

•	Obtaining FDA approval of the NDA, BLA, PMA, or FDA Section 510(K) application, including inspection and approval of the product manufacturing facility as compliant with cGMP requirements, prior to any commercial sale or shipment of the pharmaceutical agent.

Quality and pre-clinical tests and studies include: laboratory evaluation of drug substance and drug product chemistry, formulation/manufacturing, and stability profiling, as well as a large number of animal studies to assess the potential safety and efficacy of each product.

The results of the quality and pre-clinical tests/studies, in addition to any non-clinical pharmacology, are submitted to the FDA along with the initial clinical study protocol (see descriptive of process below) as part of the initial IND and are reviewed by the FDA before the commencement of human clinical trials. Unless the FDA objects to it, the IND becomes effective 30 days following its receipt by the FDA. The FDA reviews all protocols, protocol amendments, adverse event reports, study reports, and annual reports in connection with a new pharmacological product.

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The IND for the Phase I clinical trial for breast cancer was filed and became effective in 2006 (IND #12229), and the Phase IIb Trial was conducted under the same IND. The original IND was sponsored by Dr. George Peoples, and the IND was subsequently transferred to NGIO on June 1, 2010. The Company has no current relationship with Dr. Peoples.

The IND for the Phase II trial of AE37 in combination with pembrolizumab (Merck’s Keytruda®) for treatment of triple negative breast cancer became effective in December 2018, and the trial is expected to continue enrolling patients through 2020. NSABP filed the IND on our behalf for this trial.

The Phase I clinical trial for prostate cancer conducted in 2007 took place in the European Union as described under “—Foreign Countries” below.

Clinical trials involve the administration of a new drug to humans under the supervision of qualified investigators. The protocols for the trials must be submitted to the FDA as part of the IND. Also, each clinical trial must be approved and conducted under the auspices of an IRB, which considers, among other things, ethical factors, the safety of human subjects, and the possible liability of the institution conducting the clinical trials.

Clinical trials are typically conducted in three sequential phases (Phase I, Phase II, and Phase III), but the phases may overlap. Phase I clinical trials test the drug on healthy human subjects for safety and other aspects, but usually not effectiveness. Phase II clinical trials are conducted in a limited patient population to gather evidence about the efficacy of the drug for specific purposes, to determine dosage tolerance and optimal dosages, and to identify possible adverse effects and safety risks. When a compound has shown evidence of efficacy and acceptable safety in Phase II evaluations, Phase III clinical trials are undertaken to evaluate and confirm clinical efficacy and to test for safety in an expanded patient population at clinical trial sites in different geographical locations. The FDA and other regulatory authorities require that the safety and efficacy of therapeutic product candidates be supported through at least two adequate and well-controlled Phase III clinical trials (known as “Pivotal Trials”). The successful completion of Phase III clinical trials is a mandatory step in the approval process for the manufacturing, marketing, and sale of products.

In the United States, the results of quality, pre-clinical studies and clinical trials, if successful, are submitted to the FDA in an NDA to seek approval to market and commercialize the drug product for a specified use. The NDA is far more specific than the IND and must also include proposed labeling and detailed technical sections based on the data collected. The FDA is governed by the Prescription Drug User Fee Act (“PDUFA”) regarding response time to the application, which is generally 12 months (and shorter for a priority application). It may deny a NDA if it believes that applicable regulatory criteria are not satisfied. The FDA also may require additional clarifications on the existing application or even additional testing for safety and efficacy of the drug. We cannot be sure that any of our proposed products will receive FDA approval. The multi-tiered approval process means that our products could fail to advance to subsequent steps without the requisite data, studies, and FDA approval along the way. Even if approved by the FDA, our products and the facilities used to manufacture our products will remain subject to review and periodic inspection by the FDA.

To supply drug products for use in the United States, foreign and domestic manufacturing facilities must be registered with, and approved by, the FDA. Manufacturing facilities must also comply with the FDA’s cGMPs, and such facilities are subject to periodic inspection by the FDA. Products manufactured outside the United States are inspected by regulatory authorities in those countries under agreements with the FDA.  To comply with cGMPs, manufacturers must expend substantial funds, time and effort in the area of production and quality control. The FDA stringently applies its regulatory standards for manufacturing. Discovery of previously unknown problems with respect to a product, manufacturer or facility may result in consequences with commercial significance. These include restrictions on the product, manufacturer or facility, suspensions of regulatory approvals, operating restrictions, delays in obtaining new product approvals, withdrawals of the product from the market, product recalls, fines, injunctions and criminal prosecution.

One final hurdle that is closely associated with the cGMP inspections is the pre-approval inspection that the FDA carries out prior to the issuance of a marketing license. FDA inspectors combine cGMP compliance with a review of research and development documents that were used in the formal NDA. A close inspection of historic data is reviewed to confirm data and to demonstrate that a company has carried out the activities as presented in the NDA. This is generally a long inspection and requires a team of individuals from the Company to “host” the FDA inspector(s).

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Foreign Countries

Before we are permitted to market any of our products outside of the United States, those products will be subject to regulatory approval by foreign government agencies similar to the FDA. These requirements vary widely from country to country. Generally, however, no action can be taken to market any drug product in a country until an appropriate application has been submitted by a sponsor and approved by the regulatory authorities in that country. Again, similar to the FDA, each country will mandate a specific financial consideration for the Marketing Application dossiers being submitted. Although an important consideration, FDA approval does not assure approval by other regulatory authorities. The current approval process varies from country to country, and the time spent in gaining approval varies from that required for FDA approval. The Canadian regulatory process is substantially similar to that of the United States. To date, we have received a number of foreign regulatory approvals for our product candidates, as listed below, however we are not manufacturing, marketing, nor distributing products in these regions based upon these approvals. There are no current plans to pursue these markets with these products, as we have redirected its efforts to more profitable business opportunities.

•	Applications were filed and approvals obtained in May 2007 for a Phase I prostate cancer trial using AE37 in Athens, Greece from the Hellenic Organization of Drugs. This Phase I trial was completed in August 2009.

•	Applications were filed and approvals obtained on Jul 12, 2007 (EOS - Ethnikos Organismos Farmakon) and on November 12, 2007 (NEC – National Ethics Committee) for a Phase II breast cancer trial using AE37 +GM-CSF Vaccine versus GM-CSF Alone in HLA_A2- Node-Positive and High-Risk Node-Negative Breast Cancer Patients to Prevent Recurrence in Athens, Greece from the Hellenic Organization of Drugs. This Phase II trial was completed in 2016.

Environmental Compliance

Our research and development activities have involved the controlled use of hazardous materials and chemicals. We believe that our procedures for handling and disposing of these materials comply with all applicable government regulations. However, we cannot eliminate the risk of accidental contamination or injury from these materials. If an accident occurred, we could be held liable for damages, and these damages could severely impact our financial condition. We are also subject to many environmental, health and workplace safety laws and regulations, particularly those governing laboratory procedures, exposure to blood-borne pathogens, and the handling of hazardous biological materials. Violations and the cost of compliance with these laws and regulations could adversely affect us. However, we do not believe that compliance with applicable environmental laws will have a material effect on us in the foreseeable future.

Legal Proceedings

We are not currently a party to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us.

Property

Our principal executive offices at 10102 USA Today Way, Suite 200 Miramar, FL 33025 are occupied under a lease executed by our parent Generex. We do not currently own any real estate.

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MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of September 11, 2020.

Name	Position	Age
Executive Officers:
Joseph Moscato	Chief Executive Officer	57
Eric von Hofe, Ph.D	President and Chief Scientific Officer	62
Mark Corrao	Interim Chief Financial Officer	62
Dr. Jason B. Terrell, MD	Chief Medical Officer	48
Anthony Crisci, Esq., CPA	Chief Legal Officer and Secretary	50
Richard Purcell	Executive Vice President, R&D	59
Directors:
Joseph Moscato	Chairman of the Board	57
Richard Purcell	Director	59
Dr. Craig Eagle, MD	Director	57
Dr. Marvin Hausman, MD	Director	78
Carol Nacy, Ph.D	Director	72
Thomas Leonard, MPA	Director	46
Brian T. McGee	Director	59
S. Gail Eckhardt, MD	Director	62
Anthony Crisci, Esq., CPA	Director	50

Joseph Moscato. Mr. Moscato is currently the Chief Executive Officer, President, and Chairman of the Board for Generex since January 2017.  Mr. Moscato has over 30 years of experience in healthcare, sales and marketing, distribution management, and finance.  Mr. Moscato brings his marketing and advertising acumen to drug discovery and diagnostic & treatment development and commercialization.  Since 2009, Mr. Moscato has been working as an exclusive consultant to the Company.  Mr. Moscato has originated and negotiated several licensing deals with the top biopharmaceutical companies; has advised on equity financings totaling over $300 million, and has implemented the broad strategic vision for the Company.  Mr. Moscato has worked and consulted for Pfizer in several capacities from sales and marketing to new drug discovery & development for licensing.  He has worked with other biopharmaceutical companies such as GlaxoSmithKline, Johnson & Johnson, Parke-Davis, Amgen and others.  Mr. Moscato has consulted for several healthcare focused private equity, hedge funds and family offices.

Mr. Moscato also owned several advertising and marketing agencies focused on media, entertainment, and healthcare with clients ranging from Motorola, Chadmoore Wireless, Nextel, Cannon, Sharp, GlaxoSmithKline, Pfizer, and other biopharmaceutical companies.  Mr. Moscato’s agency was acquired by William Douglas McAdams, one of the largest independent healthcare advertising and marketing agencies.

Mark Corrao. Mr. Corrao is currently the Chief Financial Officer, Treasurer for Generex since January 2017. Mr. Corrao has experience in financial management with a proven track record of raising capital and extraordinary bottom line management. He has been involved in the initial registration of numerous public companies and subsequent SEC quarterly and annual reporting and has developed, authored and presented numerous business plans and models inclusive of budgets, forecasts, cash flow, cash management and investment strategies. From 2012 to present he has affiliated with of The Mariner Group LLC, which merged with the CFO Squad, creating a much larger and diverse multi-talented organization. The CFO Squad is a financial and business advisory firm providing outsourced and part-time CFO services for emerging to midsized companies (both private and public) in a wide range of businesses and industries. He is the Chief Financial Officer for Kannalife, Inc., a pharmaceutical company specializing in the research and development of novel and new therapeutic agents designed to reduce oxidative stress and act as immune modulators and Neuroprotectants. From 2010-12, he served as Chief Financial Officer of New York Business Efficiency Experts, Inc. which provides professional services in the financial areas of accounting, taxation, auditing, venture capital and SEC registrations (reporting). He served as a Director and Chief Financial Officer for a manufacturer of proprietary software for the prevention of identity theft and the protection of computer systems from unauthorized access.

Eric von Hofe, Ph.D. Dr. von Hofe has extensive experience with technology development projects, including his previous position at Millennium Pharmaceuticals as Director of Programs & Operations, Discovery Research and is also President of Antigen Express. Prior to that, Dr. von Hofe was Director, New Targets at Hybridon, Inc., where he coordinated in-house and collaborative research that critically validated gene targets for novel antisense medicines. Dr. von Hofe also held the position of Assistant Professor of Pharmacology at the University of Massachusetts Medical School, where he received a National Cancer Institute Career Development Award for defining mechanisms by which alkylating carcinogens create cancers. He received his Ph.D. from the University of Southern California in Experimental Pathology and was a postdoctoral fellow at both the University of Zurich and Harvard School of Public Health. His work has been published in forty-eight articles in peer-reviewed journals, and he has been an inventor on four patents.

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Dr. Jason B. Terrell, MD. Dr. Terrell is also the Chief Scientific Officer and Chief Medical Officer of Generex, providing scientific and medical due diligence for partnerships and mergers/acquisitions, and providing clinical oversight for subsidiary operations and product development strategies. Since 2017, he has also served as Assistant Clinical Professor of Oncology, University of Texas at Austin Dell Medical School as an industry and clinical expert advisor to researchers, innovators, and entrepreneurs for accelerating the translation of innovations to health products for Texas Health Catalyst. Since 2017, he has also been Lead Independent Director and Non-Executive Chairman of Kiromic Biopharma Inc, providing guidance for corporate formation, business development, product development and commercialization strategies. Since 2016, Dr. Terrell has served as CEO and Chief Medical Officer for Volition America Inc. From 2010 to 2015 he was Corporate Medical Director for AnyLabTestNow, Dr. Terrell is a summa cum laude graduate from Hardin-Simmons University with a degree in Biochemistry. He graduated as recipient of the Holland Medal of Honor for the top graduate in the School of Science and Mathematics. Dr. Terrell was honored with the Hardin-Simmons University Outstanding Young Alumni Award and currently serves on the University’s Board of Development. Dr. Terrell attended The University of Texas School of Medicine in Houston and received General Medicine Internship and Pathology Residency training at the Texas Tech University Health Sciences Center.

Anthony S. Crisci, Esq., C.P.A. Mr. Crisci is currently the Chief Legal Officer for Generex since August 2019. Mr. Crisci is an attorney and certified public accountant with over twenty (20) years of experience in tax, accounting, finance, corporate, health care and employee benefit matters. Mr. Crisci has built a stellar career as a business legal executive across a number of regulated industries.

From November 2018, Mr. Crisci was Corporate Counsel for Generex and remains as the Chief Administrative Officer and Chief Legal Counsel for Generex’s wholly owned subsidiary, NuGenerex Distribution Solutions, where he oversees business, accounting, and legal matters for NuGenerex’s distribution enterprise. Most recently, Mr. Crisci was General Counsel, COO, CFO, and Controller for a publicly traded holding company, specializing in financial services and technology software companies. Previously, he served as Corporate Counsel for a major health system with $1 Billion in annual revenues, and General Counsel for a National Pharmacy Benefit Management Company that includes mail and specialty drug dispensing.

Mr. Crisci brings a broad range of capabilities with his legal, business, financial, and regulatory background, and his expertise is instrumental in the execution of Generex’s strategic objectives, including mergers & acquisitions, joint venture and development agreements, in-licensing and out-licensing agreements, and most importantly, long term supply and distributorship agreements for nation-wide pharmacy, laboratory, and medical management services. Mr. Crisci holds a Bachelor of Business Administration degree in Accounting from Hofstra University and a Juris Doctor degree, with distinction, from Hofstra University School of Law. He is a licensed CPA and a Member of the New York State and New Jersey State Bar Associations.

Richard Purcell. Mr. Purcell currently is and has been the Executive Vice-President of Research & Drug Development for Generex since January 2017. Mr. Purcell has managed a consulting practice, DNA Healthlink, Inc. advising emerging biopharmaceutical and technology companies on new business strategy, operations management, and clinical development of novel compounds. Mr. Purcell has been the SVP of R&D for RespireRx Pharmaceuticals since 2014. From 2011 to 2017, Mr. Purcell was the President and founder of a Healthcare IT startup, IntelliSanté. Mr. Purcell graduated with a degree in Biochemical Sciences from Princeton University, and attended Rutgers Graduate School of Management majoring in marketing and finance. He is also an Adjunct Professor of Biology at Monmouth University.

Dr. Craig Eagle, MD. Dr. Eagle is currently the Vice President of Medical Affairs Oncology for Genentech where he oversees the medical programs across the oncology portfolio. Prior to his current role, Dr Eagle worked at Pfizer in several positions including as the oncology business lead in United Kingdom and Canada delivering significant business growth. Previously, Dr Eagle was the global lead for Oncology Strategic Alliances and Partnerships based in New York at Pfizer Inc. and was involved in multiple deals on both the sell and buy side. Dr Eagle started work in Pfizer New York as the global head of the Oncology Therapeutic Area Global Medical and Outcomes Group for Pfizer, including the US oncology business, in this role he oversaw an extensive oncology clinical trial program, health outcomes assessments and scientific collaborations with key global research organizations like the  National Cancer Institute (NCI), and EORTC. As part of this role Dr Eagle lead the worldwide development of several compounds including celecoxib, aromasin, irinotecan, dalteparin and ozagomicin, Concurrently Dr. Eagle has been a Member of Scientific Advisory Board at Generex Biotechnology Corp. since August 2010. He has served on the scientific advisory committee and board of directors for several start up biotechnology companies.

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Dr. Eagle attended Medical School at the University of New South Wales, Sydney, Australia and received his general internist training at Royal North Shore Hospital in Sydney. He completed his hemato-oncology and laboratory hematology training at Royal Prince Alfred Hospital in Sydney. He was granted Fellowship in the Royal Australasian College of Physicians (FRACP) and the Royal College of Pathologists Australasia (FRCPA). After his training, Dr. Eagle performed basic research at the Royal Prince of Wales hospital to develop a new monoclonal antibody to inhibit platelets.

Dr. Marvin S. Hausman, MD. Dr. Hausman is an Immunologist and Board-Certified Urological Surgeon with more than 30 years of drug research and development experience with various pharmaceutical companies, including Bristol-Myers International, Mead-Johnson Pharmaceutical Co., E.R. Squibb, Medco Research, and Axonyx. Dr. Hausman currently serves as Chairman of the Board & Chief Science and Technology Officer of Entia Biosciences, Inc.  Previously, Dr. Hausman was a co-founder of Medco Research Inc., a NYSE clinical research organization and biotechnology company specializing in adenosine products that was subsequently acquired by King Pharmaceuticals. Dr. Hausman was also a co-founder of Axonyx, and served in various capacities as President, Chief Executive Officer and Chairman of the Board until the company merged into Torrey Pines Therapeutics in 2006. He has also served as a director of Arbios Technologies and of Regent Assisted Living, Inc. Dr. Hausman has done residencies in General Surgery at Mt. Sinai Hospital in New York, and in Urological Surgery at UCLA Medical Center. He received his medical degree from New York University School of Medicine.

Dr. Carol Nacy, PhD. Dr. Nacy is a founder and the Chief Executive Officer of Sequella, Inc., a privately held pharmaceutical company that discovers and develops new and more effective treatments for life threatening infectious diseases. Previously, Dr. Nacy was Executive Vice President and Chief Scientific Officer at EntreMed,Inc. from 1993 through its successful public offering in June 1996. Prior to her career in biotechnology, Dr. Nacy worked for 17 years at the Walter Reed Army Institute of Research in Washington, DC, where she studied tropical infectious diseases. She has published over 165 scientific papers to date. Dr. Nacy has a long and successful career in infectious disease research and has been widely recognized for her achievements in the biotechnology industry. She was singled out as a Top 50 Innovator in the U.S. by Inc. Magazine in 2002, named Entrepreneur of the Year by Women in BIO in 2004, the state of Maryland named her in its Top 100 Business Women in 2005, and the Washington Business Journal named her as a top 25 female executive in the Washington DC metropolitan area in 2005. In 2006, she received a National Leadership Award in Healthcare from the National Urban Technology Center in New York City, and in 2007 she was honored with a Special Outstanding Achievement Award for Clinical Trials by Women in BIO. In 2009 she was awarded the Humanitarian Award, Hope is a Vaccine, by the Global Alliance for Immunization against Aids (GAIA) for her work to create new drugs for TB. She is an Editor for the American Academy of Microbiology journal, mBio, and an adjunct faculty member of the Department of Tropical Diseases at the George Washington University, Washington, DC. She earned her A.B., M.S., and Ph.D. degrees from the Catholic University of America in Washington, DC, which awarded Dr. Nacy with a Lifetime Achievement Award in Science.

Thomas Leonard, MPA. Mr. Leonard has had a long and successful career at Bristol Myers Squibb in pharmaceutical sales, marketing, and management across multiple segments of the healthcare delivery system, most recently as the Northeast Business Manager for Oncology. Mr. Leonard brings a deep understanding of the current oncology market, having responsibility for cutting edge immunotherapy products including Opdivo (PD1 inhibitor), Yervoy (CTLA4 inhibitor), and Empliciti, as well as small molecule cancer drugs like Sprycel. He has worked across the oncology landscape, with experience in Lung/NSCLC, Head/Neck, Liver, CML, Kidney/Renal Cell Carcinoma, Bladder, Urothelial, Melanoma, and Colorectal Cancers. He also brings to NGIO a broad network of clinical oncologists with whom he has developed relationships over his career, and who will help guide the NGIO clinical development programs for our Ii-Key peptide immunotherapeutic vaccines. In addition to his work in oncology, Mr. Leonard has extensive experience interacting with the healthcare payor sector, leading the market access pull through programs and specialty pharmacy strategy at major payors nationwide and as a core team member for major regional Integrated Delivery Networks (IDNs) and Organized Customer Groups (OCGs) including Duke, Kaiser Permanente, Cleveland Clinic, Mayo Clinic, Northwell Health. Mr. Leonard received a master’s degree in Public Administration, Business and Health Management from New York University and graduated St. John’s University with a B.S. in Business and Healthcare Administration.

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Brian T. McGee. Mr. McGee serves as an independent Director of Generex since 2004. Mr. McGee has served as Chairman of the Generex Audit Committee and a member of the Generex Compensation and Corporate Governance and Nominating Committees. Mr. McGee has been a partner of Zeifmans LLP ("Zeifmans") since 1995. Mr. McGee began working at Zeifmans shortly after receiving a B.A. degree in Commerce from the University of Toronto in 1985. Zeifmans is a Chartered Accounting firm based in Toronto, Ontario. A significant element of Zeifmans’ business is public corporation accounting and auditing. Mr. McGee is a Chartered Accountant. Throughout his career, Mr. McGee has focused on, among other areas, public corporation accounting and auditing. In 1992, Mr. McGee completed courses focused on International Taxation and Corporation Reorganizations at the Canadian Institute of Chartered Accountants and in 2003, Mr. McGee completed corporate governance courses on compensation and audit committees at Harvard Business School. In April 2004 Mr. McGee received his CPA designation from The American Institute of Certified Public Accountants. Mr. McGee has received a certificate in International Financial Reporting Standards issued by The Institute of Chartered Accountants in England and Wales in 2010. The Board believes that Mr. McGee’s knowledge and understanding of accounting and finance, his education and training in accounting and corporate governance, and his extensive experience in the accounting industry.

S. Gail Eckhardt, MD. Dr. Eckhardt is a tenured professor at The University of Texas at Austin’s Dell Medical School where she is also the inaugural director of the Livestrong Cancer Institutes, chair of the Department of Oncology, and associate dean of cancer programs. She has been a faculty member at the institution since January of 2017. Prior to joining UT Austin, Eckhardt was at the University of Colorado School of Medicine where she was division head of medical oncology from 2006-2014, associate director for translational research at the University of Colorado Comprehensive Cancer Center and director of the Phase I Program and Fellowship.

Dr. Eckhardt has served on numerous committees/study sections, including the ASCO Molecular Oncology Task Force, the ASCO Board of Directors, the FDA Oncology Drugs Advisory Committee and the NCI Cancer Centers Study Section. She is a member of the NCI Investigational Drug Steering Committee, serves on 10 External Advisory Boards of NCI designated Cancer Centers, is currently on the Board of the Association of American Cancer Institutes (AACI) and was a lead mentor in ASCO’s Leadership Development Program. Dr. Eckhardt is the Principal Investigator on grants involving early clinical trials and colorectal cancer research, has conducted numerous phase I and II clinical trials and has published over 200 manuscripts. She is a Research Scholar of the Cancer Prevention and Research Institute of Texas (CPRIT).

Dr. Eckhardt’s expertise is in the preclinical and early clinical development of novel agents and she has over 25 years of drug development experience. Dr. Eckhardt earned her undergraduate degree in chemistry from Stephen F. Austin State University and her medical degree from the University of Texas Medical Branch in Galveston, TX. She conducted her internship and residency in Internal Medicine at the University of Virginia Medical School in Charlottesville, VA followed by a post-doctoral research fellowship in experimental and molecular medicine at Scripps Research Institute in La Jolla, CA and a fellowship in medical oncology at the University of California, San Diego.

Family Relationships

There are no family relationships among the officers and directors, nor are there any arrangements or understanding between any of the Directors or Officers of our Company or any other person pursuant to which any Officer or Director was or is to be selected as an officer or director.

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Involvement in Certain Legal Proceedings

During the past ten years, none of our directors or executive officers has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;
•	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our board of directors are composed of six “independent directors” as defined under the rules of Nasdaq. We use the definition of “independence” of Nasdaq to make this determination. Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three (3) years was, an employee of the company;

•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that Dr. Craig Eagle, MD and Dr. Marvin S. Hausman, MD, Thomas Leonard, Dr. Carol Nacy, Ph.D, Brian McGee and Dr. S. Gail Eckhardt, MD are all independent directors of the Company. However, our common stock is not currently quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our Board be independent and, therefore, the Company is not subject to any director independence requirements.

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Committees of the Board of Directors

Our Board has established an audit committee and a compensation committee. Our Board has not yet adopted procedures by which stockholders may recommend nominees to the Board of Directors. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

We have established an audit committee consisting of Brian McGee, Thomas Leonard and S. Gail Eckhardt. In addition, our Board has determined that Mr. McGee is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Mr. McGee is the chairman of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and
•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee

We have established a compensation committee of the board of directors to consist of Craig Eagle, Mavin Hausman and Carol Nacy, each of whom is an independent director. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3, and an outside director, as defined pursuant to Section 162(m) of the Code, or Section 162(m). Mr. Eagle is the chairman of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

•	administers our equity compensation plans;

•	reviews and approves, or makes recommendations to our board of directors, regarding incentive compensation and equity compensation plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

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EXECUTIVE COMPENSATION

In fiscal 2018 and 2019, due to limited resources, we did not pay any cash or non-cash compensation to executive officers or directors.

The Company has no outstanding options or warrants.

Security Ownership of Certain Beneficial Owners and Management

 The table below sets forth information regarding the beneficial ownership of the common stock by (i) our directors and named executive officers; (ii) all the named executives and directors as a group and (iii) any other person or group that to our knowledge beneficially owns more than five percent of our outstanding shares of common stock. Except as indicated below, the address of each holder is c/o NuGenerex Immuno-Oncology, Inc., 10102 USA Today Way, Miramar, Florida 33025.

The information contained in this table is as of September 14, 2020. At that date, 400,300,000 shares of our common stock were outstanding.

A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. There is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Beneficial Owner	Number of Shares		Percent of Class
Named Executives and Directors
Joseph Moscato	2,997,295	*	**
Named Executives and Directors as a group (1 persons)
Holders of 5% of Common Stock
Generex Biotechnology Corporation	364,003,151		90.93%

*2,793,975 shares of which are owned by Friends of Generex Biotech Investment Trust, of which Joe Moscato is trustee.

**Represents less than 1%.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CFO Squad

The CFO Squad, LLC, provides accounting, pre-audit services and financial reporting services to us. Our interim CFO, Mark Corrao, is an advisor to the CFO Squad.

As of April 30, 2020, other than capital transactions with the parent company. the Company has no other related party transactions.

DESCRIPTION OF SECURITIES

We are offering up to _______ shares of common stock. The following description of our capital stock being offered is qualified by reference to our amended and restated certificate of incorporation..

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Authorized Capital Stock

Our authorized capital stock consists of 750,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of preferred stock, $0.001 par value. As of September 14, 2020, there were 400,300,000 shares of common stock outstanding and no shares of preferred stock outstanding. As of September 14, 2020, there were approximately 490 holders of record of our common stock.

Common Stock

Holders of common stock are entitled to one vote for each share owned as of record on all matters on which shareholders may vote. Holders of common stock do not have cumulative voting rights in the election of directors. Therefore, holders of more than 50% of the outstanding shares can elect the entire Board of Directors. The holders of common stock are entitled, upon liquidation or dissolution of the Company, to receive pro rata all remaining assets available for distribution to stockholders after payment to any preferred shareholders who may have preferential rights. The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and nonassessable.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted to trading.

Series A Preferred Stock

 General

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding) the number of shares of any series of preferred stock, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred Stock

The description of certain terms of the 13% Series A Cumulative Redeemable Perpetual Preferred Stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our certificate of incorporation, the amended certificate of designations establishing the terms of our Series A Preferred Stock, our bylaws and the DGCL.

General

Our board of directors may, without the approval of holders of the Series A Preferred Stock or our common stock, designate additional series of authorized preferred stock ranking junior to or on parity with the Series A Preferred Stock or designate additional shares of the Series A Preferred Stock and authorize the issuance of such shares. Designation of preferred stock ranking senior to the Series A Preferred Stock will require approval of the holders of Series A Preferred Stock, as described below in “Voting Rights.”

The registrar, transfer agent, and paying agent in respect of the Series A Preferred Stock is VStock Transfer, LLC.

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Listing

We will apply for listing our Series A Preferred Stock on the Nasdaq Capital Market under the symbol “NGIOP”.

No Maturity or Mandatory Redemption

The Series A Preferred Stock has no stated maturity and will not be subject to mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase them. We are not required to set aside funds to redeem the Series A Preferred Stock.

Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the next two bullet points below;

•	on a parity with all equity securities issued by us with terms specifically providing that those equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up(except that the Series A Preferred Stock will rank senior with respect to its rights to amounts on deposit in the Sinking Fund Reserve);

•	junior to all equity securities issued by us with terms specifically providing for ranking senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up (please see the section entitled “Voting Rights” below) (except that the Series A Preferred Stock will rank senior with respect to its rights to amounts on deposit in the Sinking Fund Reserve); and

•	effectively junior to all our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) (except that the Series A Preferred Stock will rank senior with respect to its rights to amounts on deposit in the Sinking Fund Reserve)and to any indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries.

Dividends

For the first three years after shares of the Series A Preferred Stock are issued, holders thereof will receive dividends on the Series A Preferred Stock from amounts on deposit in the Sinking Fund Reserve at the rate of 13% of the $25.00 per share liquidation preference per annum (equivalent to $3.25 per annum per share). Thereafter, such holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of funds of the Company legally available for the payment of dividends, cumulative cash dividends at the rate of 13% of the $25.00 per share liquidation preference per annum (equivalent to $3.25 per annum per share). Dividends will be payable monthly on the 15th day of each month (each, a “Dividend Payment Date”), provided that if any Dividend Payment Date is not a business day, then the dividend that would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day without adjustment in the amount of the dividend. For example, if shares of Series A Preferred Stock are purchased on June 14, the first dividend payable thereon will be paid on July 15 with respect to the full calendar month of June (e.g. June 1 through and including June 30). Any dividend payable on the Series A Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months; however, the shares of Series A Preferred Stock offered hereby will be credited as having accrued dividends since the first day of the calendar month in which they are issued. Dividends will be payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar month, whether or not a business day, immediately preceding the month in which the applicable dividend payment date falls. As a result, holders of shares of Series A Preferred Stock will not be entitled to receive dividends on a dividend payment date if such shares were not issued and outstanding on the applicable dividend record date.

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No dividends on shares of Series A Preferred Stock shall be authorized by our board of directors or paid or set apart for payment by us at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. We shall not enter into any agreement or incur any debt that prohibits dividend payments from the Sinking Fund Reserve as described above.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by our board of directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.

Other than dividend payments from the Sinking Fund Reserve, future distributions on our common stock and preferred stock, including the Series A Preferred Stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, cash flow from operations, financial condition and capital requirements, any debt service requirements and any other factors our board of directors deems relevant. Accordingly, we cannot guarantee that we will be able to make cash distributions on our preferred stock or what the actual distributions will be for any future period.

Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up) shall be declared or paid or set aside for payment upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Nor shall any other distribution be declared or made upon shares of our common stock or preferred stock that we may issue ranking junior to, or on a parity with, the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up. Also, any shares of our common stock or preferred stock that we may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares) by us (except by conversion into or exchange for our other capital stock that we may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up).

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of preferred stock that we may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of preferred stock that we may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock that we may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

Sinking Fund Reserve

We will set aside and deposit into a sinking fund reserve (the “Sinking Fund Reserve”) 39.00% of the gross proceeds of this offering of Series A Preferred Stock for the payment of dividends on any shares of Series A Preferred Stock for the first 36 Dividend Payment Dates after the issuance of such shares. The Sinking Fund Reserve will be held in a Money Market Demand Deposit Account with the Depository Agent. Funds deposited into the Sinking Fund Reserve may only be released for the payment of dividends on the Series A Preferred Stock on a Dividend Payment Date. After the Sinking Fund Reserve has been depleted, dividends on the Series A Preferred Stock shall be paid from the general corporate funds of the Company to the extent available for such payment.

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Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our shareholders, subject to the preferential rights of the holders of any class or series of our capital stock we may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series A Preferred Stock as to liquidation rights.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of our capital stock that we may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

We will use commercially reasonable efforts to provide written notice of any such liquidation, dissolution or winding up no fewer than 10 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets. The consolidation or merger of us with or into any other corporation, trust or entity or of any other entity with or into us, or the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall not be deemed a liquidation, dissolution or winding up of us (although such events may give rise to the special optional redemption to the extent described below).

Redemption

The Series A Preferred Stock is not redeemable by us prior to September 15, 2023, except as described below under “—Special Optional Redemption.”

Optional Redemption. On and after [*], 2023, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

Special Optional Redemption. Upon the occurrence of a Change of Control, we may, at our option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

A “Change of Control” is deemed to occur when the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American, or Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American, or Nasdaq.

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Redemption Procedures. In the event we elect to redeem Series A Preferred Stock, the notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records, not less than 30 nor more than 60 days prior to the redemption date, and will state the following:

•	the redemption date;

•	the number of shares of Series A Preferred Stock to be redeemed;

•	the redemption price;

•	the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

•	whether such redemption is being made pursuant to the provisions described above under “—Optional Redemption” or “—Special Optional Redemption”; and

•	if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control.

Holders of Series A Preferred Stock to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of Series A Preferred Stock has been given and if we have irrevocably set aside the funds necessary for redemption in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accrue on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method we determine.

In connection with any redemption of Series A Preferred Stock, we shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of Series A Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

No shares of Series A Preferred Stock shall be redeemed unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid and all outstanding shares of Series A Preferred Stock are simultaneously redeemed. We shall not otherwise purchase or acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

Subject to applicable law, we may purchase shares of Series A Preferred Stock in the open market, by tender or by private agreement. Any shares of Series A Preferred Stock that we acquire may be retired and reclassified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.

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Voting Rights

Holders of the Series A Preferred Stock do not have any voting rights, except as set forth below or as otherwise required by law.

On each matter on which holders of Series A Preferred Stock are entitled to vote, each share of Series A Preferred Stock will be entitled to one vote. In instances described below where holders of Series A Preferred Stock vote with holders of any other class or series of our preferred stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends) represented by their respective shares.

Whenever dividends on any shares of Series A Preferred Stock are in arrears for eighteen or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock we may issue upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of those two directors) and the holders of Series A Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two directors) will be entitled to vote for the election of those two additional directors (the “preferred stock directors”) at a special meeting called by us at the request of the holders of record of at least 25% of the outstanding shares of Series A Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of those two preferred stock directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders, in which case, such vote will be held at the earlier of the next annual or special meeting of shareholders), and at each subsequent annual meeting until all dividends accumulated on the Series A Preferred Stock for all past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of holders of the Series A Preferred Stock to elect any directors will cease and, unless there are other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable, any preferred stock directors elected by holders of the Series A Preferred Stock shall immediately resign and the number of directors constituting the board of directors shall be reduced accordingly. In no event shall the holders of Series A Preferred Stock be entitled under these voting rights to elect a preferred stock director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange or quotation system on which any class or series of our capital stock is listed or quoted. For the avoidance of doubt, in no event shall the total number of preferred stock directors elected by holders of the Series A Preferred Stock (voting separately as a class with all other classes or series of preferred stock we may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such directors) under these voting rights exceed two. Any person nominated to serve as a director of our company under the foregoing terms shall be reasonably acceptable to our company.

If a special meeting is not called by us within 30 days after request from the holders of Series A Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series A Preferred Stock may designate a holder to call the meeting at our expense.

If, at any time when the voting rights conferred upon the Series A Preferred Stock are exercisable, any vacancy in the office of a preferred stock director shall occur, then such vacancy may be filled only by a written consent of the remaining preferred stock director, or if none remains in office, by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of the preferred stock directors. Any preferred stock director elected or appointed may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Stock and any other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which classes or series of preferred stock are entitled to vote as a class with the Series A Preferred Stock in the election of the preferred stock directors, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Stock and any such other classes or series of preferred stock, and may not be removed by the holders of the common stock.

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So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least 66.67% of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity preferred stock that we may issue upon which like voting rights have been conferred and are exercisable), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) unless redeeming all Series A Preferred Stock in connection with such action, amend, alter, repeal or replace our certificate of incorporation, including by way of a merger, consolidation or otherwise in which we may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an “Event”). An increase in the amount of the authorized preferred stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of preferred stock that we may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed an Event and will not require us to obtain 66.67% of the votes entitled to be cast by the holders of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class).

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to affect such redemption.

Except as expressly stated in the certificate of designations or as may be required by applicable law, the Series A Preferred Stock do not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will use our best efforts to (i) make available on our corporate investor webpage, copies of the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders of Series A Preferred Stock. We will use our best effort to provide the information to the holders of the Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

No Conversion Rights

The Series A Preferred Stock is not convertible into our common stock or any other security.

No Preemptive Rights

No holders of the Series A Preferred Stock will, as holders of Series A Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any other security.

Book-Entry Procedures

DTC acts as securities depository for our outstanding Series A Preferred Stock. With respect to the Series A Preferred Stock offered hereunder, we will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the shares of Series A Preferred Stock that you purchase, unless DTC’s services are discontinued as described below.

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Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase shares of Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC’s records. You will be considered to be the “beneficial owner” of the Series A Preferred Stock. Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of Series A Preferred Stock are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security, such as you, desires to take any action that a holder is entitled to take under our certificate of incorporation (including the certificate of designations designating the Series A Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of Series A Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of Series A Preferred Stock in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of Series A Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

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Dividends on the Series A Preferred Stock are made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading among DTC’s participants occurs in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax considerations that may be applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the initial purchase, ownership and disposition of the Series A Preferred Stock offered by this prospectus. This discussion only opines on “material” U.S. federal income tax considerations. As described in SEC Staff Legal Bulletin No. 19, “[i]nformation is ‘material’ if there is a substantial likelihood that a reasonable investor would consider the information to be important in deciding how to vote or make an investment decision or, put another way, to have significantly altered the total mix of available information.” This discussion only applies to purchasers who purchase and hold the Series A Preferred Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to each purchaser or holder of the Series A Preferred Stock in light of his, her, or its particular circumstances.

This discussion is based upon provisions of the Code, U.S. Treasury regulations, rulings and judicial decisions as of the date hereof. These authorities may change, perhaps retroactively, which could result in U.S. federal income tax consequences different from those summarized below. This discussion does not address all aspects of U.S. federal income taxation (such as the alternative minimum tax) and does not describe any foreign, state, local or other tax considerations that may be relevant to a purchaser or holder of the Series A Preferred Stock in light of their particular circumstances. In addition, this discussion does not describe the U.S. federal income tax consequences applicable to a purchaser or a holder of the Series A Preferred Stock who is subject to special treatment under U.S. federal income tax laws (including, a corporation that accumulates earnings to avoid U.S. federal income tax, a pass-through entity or an investor in a pass-through entity, a tax-exempt entity, pension or other employee benefit plans, financial institutions or broker-dealers, persons holding the Series A Preferred Stock as part of a hedging or conversion transaction or straddle, a person subject to the alternative minimum tax, an insurance company, former U.S. citizens or former long-term U.S. residents). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this discussion.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds the Series A Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding the Series A Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of acquiring, holding and disposing of the Series A Preferred Stock.

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You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Series A Preferred Stock, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes material U.S. federal income tax considerations that may relate to the purchase, ownership and disposition of the Series A Preferred Stock by “U.S. holders.” You are a “U.S. holder” if you are a beneficial owner of Series A Preferred Stock and you are for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Distributions in General

If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current or accumulated earnings and profits as determined under the Code. Any portion of a distribution that exceeds such earnings and profits will first be applied to reduce a U.S. holder’s tax basis in the Series A Preferred Stock on a share-by-share basis, and the excess will be treated as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations – U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions.”

Under current law, dividends received by individual holders of the Series A Preferred Stock will be subject to a reduced maximum tax rate of 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. Individual shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate shareholders generally will be eligible for the dividends-received deduction. Each domestic corporate holder of the Series A Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and the amount of any dividends received deduction and the application of Code Section 1059 to any dividends it may receive on the Series A Preferred Stock.

We may not have sufficient current earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If the distributions fail to qualify as dividends, U.S. holders would be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.” However, in this scenario, to the extent the U.S. holder has adequate tax basis remaining in its Series A Preferred Stock, any distributions should be treated as a tax-free return of capital. Thus, to extent we do not have adequate earnings in the next three fiscal years, we would anticipate all distributions from the Sinking Fund Reserve would be treated as a tax-free return of capital for U.S. holders.

Constructive Distributions on Series A Preferred Stock

A distribution by a corporation of its stock may be deemed made with respect to its preferred stock in certain circumstances, even when no distribution of cash or property occurs, and such a deemed distribution is treated as a distribution of property to which Section 301 of the Code applies. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the excess (a “redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock. The constructive distribution of property equal to the redemption premium would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) pursuant to Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as actual distributions of the Series A Preferred Stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Material U.S. Federal Income Tax Considerations - U.S. Holders: Distributions in General.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series A Preferred Stock is uncertain.

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We believe two features of the Series A Preferred Stock could result in constructive distributions to U.S holders.

We have the right to call the Series A Preferred Stock for redemption on or after September 15, 2023 (the “call option”), and have the option to redeem the Series A Preferred Stock upon any Change of Control (the “contingent call option”). The stated redemption price of the Series A Preferred Stock upon any redemption pursuant to our call option or contingent call option is equal to $25.00 per share, plus any accrued and unpaid dividends and is payable in cash.

If the redemption price of the Series A Preferred Stock exceeds the issue price of the Series A Preferred Stock upon any redemption pursuant to our call option or contingent call option, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions to U.S. holders of additional Series A Preferred Stock. Treas. Reg. § 1.305-5(b). Assuming that the issue price of the Series A Preferred Stock is determined under principles similar to the OID Rules, the issue price for the Series A Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Series A Preferred Stock is sold.

A redemption premium for the Series A Preferred Stock should not result in constructive distributions to U.S. holders of the Series A Preferred Stock if the redemption premium is less than a de minimis amount as determined under principles similar to the OID Rules. Treas. Reg. § 1.305-5(b)(1). A redemption premium for the Series A Preferred Stock should be considered de minimis if such premium is less than 0.0025 of the Series A Preferred Stock’s liquidation value of $25.00 at maturity, multiplied by the number of complete years to maturity. Id. Because the determination under the OID Rules of a maturity date for the Series A Preferred Stock is unclear, the remainder of this discussion assumes that the Series A Preferred Stock is issued with a redemption premium greater than a de minimis amount.

The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide a safe harbor for applying this test which states that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%”); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID Rules. Treas. Reg. § 1.305-5(b)(3). The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur.

We do not believe that a redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Reference is made to the applicable examples set forth in U.S. Treasury regulations which find relevant the ability of a holder to effectuate a change of majority control if the issuer fails to exercise a call option by a date certain. The limited voting rights granted to U.S. holders of the Series A Preferred Stock operate in a meaningfully different manner because such limited rights: (1) are triggered only upon the nonpayment of eighteen monthly dividend periods; and (2) do not entitle the U.S. holders to appoint a majority of our Board of Directors. In addition, the more likely than not test is applied at the time of issuance of the Series A Preferred Stock, thereby meaning all of the current facts and circumstances would need to show it is likely we will have the financial ability to fund the full amount of the redemption on September 15, 2023. The various risk factors described above, including historical cash flows of the Company, do not support a conclusion that we will likely have the requisite funds available to complete the redemption. Thus, the limited voting rights cannot be considered a “plan, arrangement, or agreement that effectively requires or is intended to compel” us to exercise our call option. Id. Accordingly, no U.S. holder of the Series A Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

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Secondly, the Series A Preferred Stock includes a mandatory dividend accrual feature, and any accrued but unpaid dividends are included in the liquidation preference for the Series A Preferred Stock. As a result, under U.S. Treasury regulation section 1.305-7, each dividend accrual that goes unpaid could constitute a constructive distribution to U.S. holders depending on the tax circumstances of the particular U.S. holder. As a practical matter for most U.S. holders, absent adequate current-year or accumulated earnings for the Company, these constructive distributions will be treated as a return of capital to the extent the U.S. holder has not already received a full return of its capital. Thus, assuming the U.S. holder acquires the Series A Preferred Stock for the list price of $25.00 per share, under the fixed dividend accrual schedule most U.S. holders would not have any so-called phantom income based on this feature for slightly more than seven and one half years.

Prospective holders of the Series A Preferred Stock should consult their own tax advisors regarding the potential implications of the constructive distribution rules.

Disposition of Series A Preferred Stock, Including Redemptions

Under Code section 302, upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series A Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Series A Preferred Stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

A redemption of your Series A Preferred Stock for cash will be treated as a sale or exchange if it (1) results in a “complete termination” of a your interest in our stock, (2) is not “essentially equivalent to a dividend” with respect to you, or (3) is “substantially disproportionate” with respect to you, each within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by you by reason of certain constructive ownership rules, as well as shares actually owned by you, must generally be taken into account. If you do not own (actually or constructively) any additional Series A Preferred Stock or our common stock, or own only an insubstantial percentage of our stock, and do not participate in our control or management, a redemption of your Series A Preferred Stock will generally qualify for sale or exchange treatment. Otherwise, the redemption may be taxable as a dividend to the extent of our current or accumulated earnings and profits as discussed above with respect to distributions generally. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to any particular U.S. holder depends upon the facts and circumstances at the time that the determination must be made, prospective U.S. holders are advised to consult their own tax advisors regarding the tax treatment of a redemption. If a redemption of Series A Preferred Stock is treated as an exchange, it will be taxable as described in the preceding paragraph. If a redemption is treated as a distribution, the entire amount received will be treated as a distribution and will be taxable as described under the caption “Material U.S. Federal Income Tax Considerations —U.S. Holders: Distributions in General” above.

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Additional Medicare Contribution Tax

An additional tax of 3.8% generally will be imposed on the “net investment income” of U.S. holders who meet certain requirements and are individuals, estates or certain trusts. Among other items, “net investment income” generally includes gross income from dividends and net gain attributable to the disposition of certain property, such as shares of our Series A Preferred Stock. In the case of individuals, this tax will only apply to the lesser of (i) the individual’s “net investment income” or (ii) the excess of such individual's modified adjusted gross income over $200,000 ($250,000 for married couples filing a joint return and surviving spouses, and $125,000 for married individuals filing a separate return). U.S. holders should consult their tax advisors regarding the possible applicability of this additional tax in their particular circumstances.

Information Reporting and Backup Withholding

Information reporting and backup withholding may apply with respect to payments of dividends on the Series A Preferred Stock and to certain payments of proceeds on the sale or other disposition of the Series A Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 24%) on payments of dividends on the Series A Preferred Stock and certain payments of proceeds on the sale or other disposition of the Series A Preferred Stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service.

Non-U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock by certain “Non-U.S. holders.” You are a “Non-U.S. holder” if you are a beneficial owner of the Series A Preferred Stock and you are not a “U.S. holder.”

Distributions on the Series A Preferred Stock

If distributions are made with respect to the Series A Preferred Stock, such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the Series A Preferred Stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the Series A Preferred Stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation, i.e. a “USRPHC,” and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at a minimum rate of 30% or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at a rate of 15% or such lower rate as may be specified by an applicable income tax treaty as if such excess were the result of a sale of shares in a USRPHC (discussed below under “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of the Series A Preferred Stock will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing Internal Revenue Service Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A Non-U.S. holder of the Series A Preferred Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the Series A Preferred Stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations. A Non-U.S. holder of the Series A Preferred Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

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Disposition of Series A Preferred Stock, Including Redemptions

Any gain realized by a Non-U.S. holder on the disposition of the Series A Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. holder in the United States);

•	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

•	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Series A Preferred Stock. This assumes that the Series A Preferred Stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the Series A Preferred Stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the Series A Preferred Stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the Series A Preferred Stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. The receipt of any redemption proceeds attributable to any accrued but unpaid dividends on the Series A Preferred Stock generally will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders: Distributions on the Series A Preferred Stock.” A payment made in redemption of the Series A Preferred Stock may be treated as a dividend, rather than as payment in exchange for the Series A Preferred Stock, in the same circumstances discussed above under “Material U.S. Federal Income Tax Considerations — U.S. Holders: Disposition of Series A Preferred Stock, Including Redemptions.” Each Non-U.S. holder of the Series A Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the Series A Preferred Stock will be treated as a dividend or as payment in exchange for the Series A Preferred Stock.

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Information reporting and backup withholding

We must report annually to the Internal Revenue Service and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty. A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption. Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Series A Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption. U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (provisions which are commonly referred to as “FATCA”), generally impose a 30% withholding tax on dividends on Series A Preferred Stock paid on or after July 1, 2014, and the gross proceeds of a sale or other disposition of Series A Preferred Stock paid on or after January 1, 2019, to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such an entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements. Non-U.S. holders should consult their own tax advisors regarding the application of FATCA to them and whether it may be relevant to their purchase, ownership and disposition of Series A Preferred Stock.

We are offering up to 1,000,000 shares of our Series A Preferred Stock and warrants to purchase up to an aggregate of 100,000 shares of our common stock. Each purchaser will receive one warrant with an exercise price of $15 for every ten shares of Series A Preferred Stock purchased in this offering. Pursuant to a placement agency agreement, we have engaged Dawson James Securities Inc. (“Dawson James”) as our placement agent for this offering. Dawson James Securities Inc. is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares of Series A Preferred Stock and warrants, but will use their reasonable “best efforts” to sell all of the shares of Series A Preferred Stock and warrants being offered. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth herein.

Upon the closing of the offering, we will pay the placement agent a cash fee equal to 8% of the gross proceeds to us from the sale of the securities in the offering. The Placement Agent will also receive a placement agent warrant allowing it to purchase a number of shares of Series A Preferred Shares and common stock equal to 8% of Series A Preferred Stock and the common stock underlying the warrants sold in this Offering In the event the offering is terminated, the placement agent will be reimbursed only for its actual accountable out-of-pocket expenses, up to $50,000.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  The placement agent would be required to comply with the requirements of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Series A Preferred Stock and warrants to purchase our common stock by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

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The placement agency agreement provides that we will indemnify the placement agent against specified liabilities, including liabilities under the Securities Act. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our obligations to issue and sell the securities offered hereby to the purchasers is subject to the conditions set forth in a securities purchase agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase the securities is subject to the conditions set forth in a securities purchase agreement as well, which may also be waived by the purchaser.

PLAN OF DISTRIBUTION

We are offering up to [*] shares of our Series A Preferred Stock. Pursuant to a placement agency agreement, we have engaged Dawson James Securities, Inc. (“Dawson James”) as our placement agent for this offering. Dawson James is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of shares of Series A Preferred Stock, but will use their reasonable “best efforts” to sell all of the shares of Series A Preferred Stock being offered. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth herein. Associated persons and affiliates of Dawson James may purchase our Series A Preferred Stock in the offering.

Upon the closing of the offering, we will pay the Pplacement Agent a cash fee equal to 7.5% of the gross proceeds to us from the sale of the securities in the offering. The Placement Agent will be reimbursed only for its actual accountable out-of-pocket expenses, up to $50,000. We have also granted to the Placement Agent the right of first refusal to act as lead managing underwriter/placement agent and book runner, for any and all future equity, equity-linked or debt offerings during such period, of the Company, or any successor to or any subsidiary of the Company for a period commencing at the first closing and terminating twelve months from the final closing.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profit realized on the sale of the securities by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  The Placement Agent would be required to comply with the requirements of the Securities Act of 1933, as amended, or the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Series A Preferred Stock to purchase our common stock by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

The placement agency agreement provides that we will indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act. We have been advised that, in the opinion of the SEC, indemnification for liabilities under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our obligations to issue and sell the securities offered hereby to the purchasers is subject to the conditions set forth in a securities purchase agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase the securities is subject to the conditions set forth in a securities purchase agreement as well, which may also be waived by the purchaser.

Trading Market

We will apply to have our Series A Preferred Stock listed on the Nasdaq Capital Market under the symbol “NGIOP.” There is no assurance that the Series A Preferred Stock will be approved for listing.

Transfer Agent

The transfer agent for our Series A Preferred Stock to be issued in this offering is Stock Transfer Corporation located at 2901 North Dallas Parkway Suite 380, Plano, Texas 75093.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Carmel, Milazzo & Feil LLP, New York, New York. Carmel, Milazzo & Feil owns 150,000 shares of the Company’s common stock. Schiff Hardin LLP acted as counsel to the Placement Agent in connection with this Offering.

EXPERTS

The consolidated financial statements of NuGenerex Immuno-Oncology, Inc. as of and for the years ended July 31, 2019 and July 31, 2018 have been so included in reliance on the report of Mazars USA LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly, special reports, and other information with the SEC. These reports and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. The registration statement is available at the SEC’s website.

We also maintain a website at www.nugenerexio.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

60

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of July 31, 2019 and 2018	F-3
Statements of Operations for the years ended July 31, 2019 and 2018	F-4
Statements of Changes in Stockholders’ Deficit for the years ended July 31, 2019 and 2018	F-5
Statements of Cash Flows for the and years ended July 31, 2019 and 2018	F-6
Notes to Financial Statements	F-7 - F-12

INTERIM FINANCIAL INFORMATION (Unaudited)
Condensed Balance Sheets as of April 30, 2020 (Unaudited) and July 31, 2019	F-13
Condensed Statements of Operations for the three and nine months ended April 30, 2020 and 2019 (Unaudited)	F-14
Condensed Statements of Stockholders’ Deficit for the nine months ended April 30, 2019 and 2020 (Unaudited)	F-15
Condensed Statements of Cash Flows for the six months ended January 31, 2020 and 2019 (Unaudited)	F-16
Notes to condensed financial information (Unaudited)	F-17 - F-20

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of NuGenerex Immuno-Oncology, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of NuGenerex Immuno-Oncology, Inc. (the “Company”) as of July 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended July 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses from inception and has both a working capital deficiency and accumulated deficit of $36,834,887 at July 31, 2019. The Company is dependent on obtaining necessary funding from their parent Company, as well as other outside sources, including obtaining additional funding from private placements of its common stock, and issuances of debt and convertible debt instruments in order to continue their operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Mazars USA LLP

We have served as the Company’s auditor since 2019

Edison, NJ

March 12, 2020

F-2

NUGENEREX IMMUNO-ONCOLOGY, INC.
BALANCE SHEETS

	July 31,
	2019	2018
ASSETS
Current Assets:
Cash and total current assets	$389	$1,025

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$12,528	$7,753
Payable to Foundation for services	1,315,817	1,315,817
Interest payable to foundation	3,055,945	2,340,670
Total Current Liabilities	4,384,290	3,664,240

Commitments and Contingencies	—	—

Stockholders’ Deficiency
Common stock, $0.001 par value, 400,000,000 shares authorized, issued, and outstanding	400,000	400,000
Additional paid-in capital	32,050,986	31,663,656
Accumulated deficit	(36,834,887)	(35,726,871)
Total Stockholders’ Deficiency	(4,383,901)	(3,663,215)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$389	$1,025

The accompanying notes are an integral part of these financial statements

F-3

NUGENEREX IMMUNO-ONCOLOGY, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED JULY 31,
	2019	2018
Revenue
Licensing revenue	$—	$700,000

Operating expenses
Research and development	354,000	234,317
General and administrative	38,741	40,691
Total operating expenses	392,741	275,008

Operating (loss) income	(392,741)	424,992

Other Expense:
Interest expense	(715,275)	(598,247)

Net Loss	$(1,108,016)	$(173,255)

Net Loss per Common Share – basic and diluted	$0.00	$0.00
Shares Used to Compute Net Loss per Share – basic and diluted	400,000,000	400,000,000

The accompanying notes are an integral part of these financial statements

F-4

NUGENEREX IMMUNO-ONCOLOGY, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
YEARS ENDED JULY 31, 2019 and 2018

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of July 31, 2017	400,000,000	$400,000	$32,059,639	$(35,553,616)	$(3,093,977)
Distribution to Generex			(700,000)		(700,000)
Contributions from Generex			304,017		304,017
Net loss	—	—	—	(173,255)	(173,255)
Balance as of July 31, 2018	400,000,000	400,000	31,663,656	(35,726,871)	(3,663,215)
Contributions from Generex			387,330		387,330
Net loss	—	—		(1,108,016)	(1,108,016)
Balance as of July 31, 2019	400,000,000	$400,000	$32,050,986	$(36,834,887)	$(4,383,901)

The accompanying notes are an integral part of these financial statements

F-5

NUGENEREX IMMUNO-ONCOLOGY, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED JULY 31,

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(1,108,016)	$(173,255)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Interest payable to foundation	715,275	598,247
Accounts payable and accrued expenses	392,105	(424,054)
Net (decrease) increase in cash and cash equivalents	(636)	938

Cash, beginning of period	1,025	87
Cash, end of period	$389	$1,025

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid of income taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITES:
Expenses paid by parent as non-cash capital contributions	$387,330	$304,017

Revenue received by parent as distribution to parent	$—	$700,000

The accompanying notes are an integral part of these financial statements

F-6

NUGENEREX IMMUNO-ONCOLOGY, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization of Business and Going Concern:

NuGenerex Immuno-Oncology, Inc., a Delaware corporation formed in October of 1993 and formerly known as Antigen Express, Inc. (“NGIO” or the “Company”) and for all periods presented Generex Biotechnology Corporation (“Generex”) held a controlling financial interest in the Company. NGIO is an oncology company focused on the modulation of the immune system to treat cancer. To that end, the Company is developing immunotherapeutic products and vaccines based on our proprietary, patented platform technology.

As part of its strategy, Generex has elected to spin-out NuGenerex Immuno-Oncology, Inc. as a separate, publicly traded Company.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplates continuation of the Company as a going concern. The Company has experienced recurring net losses and negative cash flows from operations since inception and has an accumulated deficit of approximately $36.8 million as of July 31, 2019. Additionally, the Company has a working capital deficiency of approximately $4.4 million as of July 31, 2019. The Company’s parent, Generex Biotechnology Corporation (“Generex”) has funded substantially all the Company’s underlying working capital deficiencies. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will continue to require substantial funds to implement its business plans.  Management’s plans in order to meet its operating cash flow requirements include financing activities such as private placements of its common stock, preferred stock offerings, and issuances of debt and convertible debt instruments. There are no assurances that such additional funding will be achieved and that the Company will succeed in its future operations. Management is also actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities and strategic partners.

These financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company not be able to continue as a going concern. The Company’s inability to obtain required funding in the near future or its inability to obtain funding on favorable terms will have a material adverse effect on its operations and strategic development plan for future growth. If the Company cannot successfully raise additional capital and implement its strategic development plan, its liquidity, financial condition and business prospects will be materially and adversely affected, and the Company may have to cease operations.

F-7

Note 2 – Summary of Significant Accounting Policies:

Basis of Presentation

The Company’s financial statements have been included in the consolidated financial statements of its parent, Generex, and the Company has been dependent on Generex to fund its operations. Generex does not have costs centralized or shared services departments serving all its subsidiaries, accordingly, no allocations of centralized or shared service are necessary or included in the financial statements, as they are de-minimums.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Research and Development Costs

Expenditures for research and development are expensed as incurred and include, among other costs, those related to the production of experimental drugs, including payroll costs, and amounts incurred for conducting clinical trials. Amounts expected to be received from governments under research and development tax credit arrangements are offset against current research and development expense.

Income Taxes

NGIO is included in the Generex consolidated federal tax return. All tax provisions and the related tax liabilities and assets have been computed using the separate return method, as if the company was the legal taxpayer.

Income taxes are accounted for under the asset and liability method prescribed by FASB Accounting Standards Codification (“ASC”) Topic 740. These standards require a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more likely than not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all the deferred tax asset will not be realized.

F-8

Revenue

The Company generated revenue from licenses to access its intellectual property. During the fiscal year ended July 31, 2018, the Company recognized revenue related to a nonrefundable, up-front license fee for $700,000.

If a license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues attributed to the license when the license is transferred to the customer and the customer is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgement to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time. At the inception of each arrangement that contain development milestones, the Company evaluates whether the development milestones included are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not generally considered probable of being achieved until those approvals are received.

New Accounting Standards

The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effective dates during the periods reported and in future periods. The Company does not believe that any new or modified principles will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”). In January 2018, the FASB issued ASU 2018-01, which provides additional implementation guidance on the previously issued ASU 2016-02. Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The Company is required to adopt ASU 2016-02 for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. This ASU will be effective for us in the first quarter of 2019 which begins with interim period ending October 31, 2019. We do not anticipate the adoption of this ASU to have a material impact to our financial statements.

Note 3 - Commitments and Contingencies:

Commitments

On November 20, 2018, the Company entered into a clinical trial agreement with NSABP Foundation, Inc. (“NSABP”) under which NSABP will conduct clinical research using the Company’s AE37 peptide immunotherapeutic vaccine in combination with pembrolizumab (Ketruda®) for the treatment of metastatic triple negative breast cancer. The Company has agreed to pay NSABP an amount not to exceed $2,118,461 based on NAABP achieving various milestones. The Company recognized $340,000 as research and development related to the clinical trial agreement with NSABP in the year ended July 31, 2019.

The Clinical Trial Agreement terminates upon the completion of the obligations under such agreement. The Clinical Trial Agreement may be terminated by (i) any party if the authorization to conduct the phase II clinical trial is revoked by the FDA; if the human and/or toxicology results support termination; safety concerns, if the manufacture of a drug used in the phase II clinical trial has been exhausted or (ii) by NSABP if NGIO fails to pay NSABP an undisputed amount under the Clinical Trial Agreement.

F-9

Payable to Foundation

On February 1, 2007, the Company entered into a clinical study agreement (the “CSA”) with a Henry J. Jackson Foundation (“Foundation”) for two phase II clinical trials to determine if a vaccine containing AE37 plus GM-CSF or another peptide vaccine compound (GP2) plus GM-CSF improved patient outcomes. The Foundation conducted the study, under the sponsorship of an institute affiliated with the United States Military until the IND #12229 was transferred to NGIO (then Antigen Express), after which HJF continued trial management on behalf of NGIO. In consideration for the study the Company agreed to total compensation of $2,700,000 payable as follows:

i.	Initial payments of:
a. $250,000 on February 1, 2007; and
b. $250,000 on March 1, 2007

ii.	Ongoing payments of $150,000 per quarter for three years beginning first quarter of 2007.

iii.	Final payments: $200,000 upon enrollment of the final subject and $200,000 upon completion of all subjects and receipt and acceptance of by the Company of all required documents.

Upon written notice either party could terminate the agreement for insolvency or proceedings under bankruptcy law. The Company could Terminate the CSA without cause upon written notice to the Foundation. Although the Agreement has not been terminated, the Foundation has not provided the Company with a final clinical study report as required under the terms of the CSA.

On September 1, 2013 the Foundation and the Company entered into a forbearance agreement (the “Forbearance Agreement”) under which the Company acknowledged they were $1,315,817 in arrears in its payment and interest obligations to the Foundation under the CSA (the “Original Forbearance Amount”). Pursuant to the Forbearance Agreement, the Company and the Foundation in exchange for the Foundations deferring the Company’s overdue payments, future payments and interest, the Company agreed, among other things to pay the Foundation certain royalties and accelerated payments (“Forbearance Payments”) as further described below.

1)	The Company agreed to pay the final $200,000 payment due upon completion of all subjects and acceptance by the company of all documents, out of and a first charge any amounts received by the foundation or the Company from a third party in respect of or relating to the continued clinical development and commercialization of the breast cancer indication of the vaccine.

2)	A royalty equal to five percent (5%) of the Net third party sales of the Vaccine.

3)	The Original Forbearance Amount will continue to accrue interest at one- and one-half percent (1.5%) per month.

Once the Company has repaid the Original Forbearance Amount and interest through the royalty mechanism described above the Company may buy-out its continuing obligation to make Forbearance Payments my making the following payments:

i.	Period 1 (Effective date of the Forbearance Agreement through fifteenth month after the effective date of the Forbearance Agreement) buyout for $200,000

ii.	Period 2 (First following the end of period 1 through the twenty-fourth month after the effective date of the Forbearance Agreement) Buyout for $500,000

iii.	Period 3 (the beginning of the third year following the Effective Date through the end of the fifth year following the effective date of the Forbearance Agreement) Buyout for $1,000,000

iv.	Period 4 (any time after the beginning of the sixth year following the effective date of the Forbearance Agreement) Buyout for $2,000,000.

The Company has not made any buy-out payments under the Forbearance Agreement. The Foundation May terminate the Forbearance Agreement, in its sole discretion upon giving written notice the Company of any of the following:

i.	If the Company fails to make a payment under the Forbearance Agreement (including interest) and fails to cure such nonpayment with thirty days after receiving written notice of such non-payment by the Foundation or;

ii.	if the Company is unable to repay its debts, makes a general assignment for the benefit of its creditors, has a petition in bankruptcy or a suit seeking reorganization, liquidation, dissolution, or similar relief filed against or files or permits the filing seeking relief under bankruptcy or;

iii.	the Company is in default in the performance of any of its obligations under the Forbearance Agreement and such default is not cured within thirty days after receiving written notice from the foundation of such default.

The Foundation has not notified the Company that it is default of any of its obligations under the Forbearance agreement.

Effective August 1, 2015, the Company capitalized all outstanding unpaid interest on the outstanding balance. The. For the years ended July 31, 2019 and 2018, the Company recorded interest expense in the amount of $715,275 and $598,247, respectively, in the statements of operations. As of July 31, 2019, and 2018 the Company has recorded accrued interest of $3,055,945and $2,340,670, respectively.

F-10

Related Party

During the year ended July 31, 2018, Generex collected on behalf of the Company, $700,000 in revenue from the non-refundable license fee. (See Note 2) Company did not collect any cash from Generex related to this transaction, accordingly, the Company treated cash it was due from this transaction as distribution to Generex.

Expenses paid by Generex on behalf of the Company have been treated as Capital contributions from Generex as Generex will not be reimbursed by the Company for these expenses. On behalf of the Company Generex paid expenses of $387,330 and $304,017 for the years ended July 31, 2019 and 2018, respectively.

Note 5 - Stockholders’ Deficiency:

Common Stock

On February 21, 2019, the Company issued a 4,000 to 1 stock split, in which all shares outstanding have been presented retrospectively for all periods presented. The Company has 400,000,000 authorized, issued, and outstanding shares of common stock with a $0.001 par value (the “Common Stock”). The holders of Common Stock are entitled to one vote per share of Common Stock held at the time of vote.

 Note 6 – Income Taxes:

The Company has incurred losses since inception, which have generated net operating loss carryforwards. Pre-tax losses were $1,108,016 and $173,225 for the years ended July 31, 2019 and 2018, respectively.

As of July 31, 2019, the Company has net operating loss carryforwards of approximately $35.9 million, available to reduce future federal and state taxable income. The carryforwards may be limited in future years due as a result of ownership changes. The net operating losses of approximately $1.3 million relating to the tax years after July 31, 2017 may be carried forward indefinitely, however, its use is limited to 80% of taxable income. The remaining net operating loss carryforwards prior to the tax years ending July 31, 2018 of approximately $34.6 million can be carried forward for 20 years with its use limited to 100% of taxable income in any given year. Carryforwards for tax years ending prior to July 31, 2018 will begin to expire next year.

Net deferred tax assets approximated the following:

	July 31,
	2019	2018
Net operating loss carryforwards	$9,821,000	$9,643,000
Valuation Allowance	(9,821,000)	(9,643,000)
Net Deferred Tax assets	$—	$—

On December 22, 2017, the Tax Cuts and Jobs Act (“The Act”), was signed into law by President Trump. The Act includes several provisions, including the lowering of the U.S. corporate tax rate from 34 percent to 21 percent, effective January 1, 2018 and the establishment of a territorial-style system for taxing foreign-source income of domestic multinational corporations. The Company remeasured its deferred tax assets and liabilities as of July 31, 2018, applying the reduced corporate income tax rate and recorded a provisional decrease to the deferred tax assets of approximately $4,208,000, with a corresponding adjustment to the valuation allowance. In the fourth quarter of fiscal year ended July 31, 2019, we completed our analysis to determine the effect of the Tax Act and there were no material adjustments as of July 31, 2019. The change in the valuation allowance approximated an increase of $178,000 for the fiscal year ended July 31, 2019.

As of July 31, 2019, and 2018, the Company had no unrecognized tax benefits or accrued interest, or penalties related to uncertain tax positions. Accordingly, the Company has not recognized any adjustment to its financial position, results of operations or cash flows. The Company does not expect that unrecognized tax benefits will increase within the next twelve months. The Company has not recognized any penalties or interest. The Company will recognize interest and penalties related to tax matters within other expense. Generally, tax years 2016 to 2019 remain open to examination by the Internal Revenue Agency or other tax jurisdictions to which the Company is subject.

 A reconciliation of the United States Federal Statutory rate to the Company’s effective tax rate for the years ended July 31, 2019 and 2018 is as follows:

	July 31,
	2019	2018
Benefit at Federal rate	(21.0)%	(26.4)%
State rate, net of Federal	(6.3)	(5.3)
Tax rate change	—	2,429.1
Expiration of NOL	11.3	—
Valuation allowance	16.0	(2,397.4)
Effective tax rate	—%	—%

F-11

Note 7–Securities Registration:

The Company filed a General From for Registration of Securities on Form 10 pursuant to the Securities Exchange Act of 1934 (the Exchange Act”). This registration became effective 60 days after the filing date.

Note 8 – Subsequent Events:

The Company has evaluated subsequent events occurring after the balance sheet date through the date the audited annual consolidated financial statements were issued.

On March 10, 2020, the Company increased the number of authorized shares from 400,000,000 to 760,000,000, which consists of 750,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.  The preferred stock may be issued in one of more series and may have preferences as to dividends and to liquidation of the Company.

F-12

NUGENEREX IMMUNO-ONCOLOGY, INC.
CONDENSED BALANCE SHEETS

	April 30, 2020	July 31, 2019
	(Unaudited)
ASSETS
Current Assets:
Cash and total current assets	$129	$389

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$401,664	$12,528
Payable to foundation for services	1,315,817	1,315,817
Interest payable to Foundation	3,682,812	3,055,945
Total Current Liabilities	5,400,293	4,384,290

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock $0.001 par value, 10,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.001 par value, 750,000,000 shares authorized; 400,000,000 shares issued, and outstanding	400,000	400,000
Additional paid-in capital	32,117,424	32,050,986
Accumulated deficit	(37,917,588)	(36,834,887)
Total Stockholders’ Deficit	(5,400,164)	(4,383,901)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$129	$389

The accompanying notes are an integral part of these condensed financial statements

F-13

NUGENEREX IMMUNO-ONCOLOGY, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	April 30, 2020	April 30, 2019	April 30, 2020	April 30, 2019
Revenue
Licensing revenue	$—	$—	$—	$—

Operating expenses
Research and development	—	—	255,265	354,000
General and administrative	88,710	25,062	200,564	34,030
Total operating expenses	88,710	25,062	455,829	388,030

Operating loss	(88,710)	(25,062)	(455,829)	(388,030)

Other Expense
Interest expense	(218,360)	(182,629)	(626,872)	(524,303)

Net Loss	$(307,070)	$(207,691)	$(1,082,701)	$(912,333)

Net Loss per Common Share – basic and diluted	$0.00	$0.00	$0.00	$0.00

Shares Used to Compute Net Loss per Share – basic and diluted	400,000,000	400,000,000	400,000,000	400,000,000

The accompanying notes are an integral part of these condensed financial statements

F-14

NUGENEREX IMMUNO-ONCOLOGY, INC.
CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT (Unaudited)

	Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of July 31, 2018	400,000.000	$400,000	$31,663,656	$(35,726,871)	$(3,663,215)
Contribution from Generex			386,182		386,182
Net Loss				(912,333)	(912,333)
Balance as of April 30, 2019	400,000,000	$400,000	$32,049,838	$(36,639,204)	$(4,189,366)

Balance as of July 31, 2019	400,000,000	$400,000	$32,050,986	$(36,834,887)	$(4,383,901)
Contributions from Generex	—	—	66,438	—	66,438
Net loss	—	—	—	(1,082,701)	(1,082,701)

Balance as of April 30, 2020	400,000,000	$400,000	$32,117,424	$(37,917,588)	$(5,400,164)

The accompanying notes are an integral part of these condensed financial statements

F-15

NUGENEREX IMMUNO-ONCOLOGY, INC.
CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended,
	April 30, 2020	April 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,082,701)	$(912,333)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Interest payable to foundation	626,867	524,303
Accounts payable and accrued expenses	455,574	387,439
Net cash used in operating activities and decrease in cash and cash equivalents	(260)	(591)

Cash, beginning of period	389	1,025

Cash, end of period	$129	$434

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITES:
Expenses paid by parent as non-cash capital contributions	$66,438	$386,182

The accompanying notes are an integral part of these condensed financial statements

F-16

NUGENEREX IMMUNO-ONCOLOGY, INC.
NOTES TO INTERIM FINANCAL INFORMATION
(Unaudited)

Note 1 Going Concern:

The accompanying financial statements of Nugenerex Immuno-Oncology, Inc. (the “Company”) have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplates continuation of the Company as a going concern. The Company has experienced recurring net losses and negative cash flows from operations since inception and has both accumulated deficits of approximately $37.9 million and a working capital deficiency of approximately $5.4 million as of April 30, 2020. The Company’s parent, Generex Biotechnology Corporation (“Generex”) has funded substantially all the Company’s underlying working capital deficiencies. The uncertain economic fallout from the COVID -19 pandemic may also adversely affect our operations (See Commitments and Contingencies). These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company will continue to require substantial funds to implement its business plans.  Management’s plans, to meet its operating cash flow requirements, include financing activities such as public or private placements of its common stock, preferred stock offerings, and issuances of debt and convertible debt instruments. There are no assurances that such additional funding will be achieved and that the Company will succeed in its future operations. Management is also actively pursuing financial and strategic alternatives, including strategic investments and divestitures, industry collaboration activities and strategic partners.

These financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company not be able to continue as a going concern. The Company’s inability to obtain required funding in the near future or its inability to obtain funding on favorable terms will have a material adverse effect on its operations and strategic development plan for future growth. If the Company cannot successfully raise additional capital and implement its strategic development plan, its liquidity, financial condition, and business prospects will be materially and adversely affected, and the Company may have to cease operations.

Note 2 – Summary of Significant Accounting Policies:

 Basis of Presentation

The Company’s financial statements have been included in consolidated financial statements of its parent, Generex and the Company has been dependent on Generex to fund its operations. Generex does not have costs centralized or shared services departments serving all its subsidiaries, accordingly, no allocations of centralized or shared service are necessary or included in the financial statements, as they are de-minimis.

The accompanying unaudited condensed financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments, which include only normal recurring adjustments, considered necessary for a fair presentation have been included. The Company’s fiscal year ends on July 31 of each calendar year.

F-17

Operating results for the three and nine months ended April 30, 2020 are not necessarily indicative of the results that may be expected for the fiscal year ending July 31, 2020.

Research and Development Costs

Expenditures for research and development are expensed as incurred and include, among other costs, those related to the production of experimental drugs, and amounts incurred for conducting clinical trials. Amounts expected to be received from governments under research and development tax credit arrangements are offset against current research and development expense.

Income Taxes

NGIO is included in the Generex consolidated federal tax return. All tax provisions and the related tax liabilities and assets have been computed using the separate return method, as if the company was the legal taxpayer.

Revenue

The Company expects to generate revenue from licenses to access its intellectual property.

If a license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in the arrangement, the Company recognizes revenues attributed to the license when the license is transferred to the customer and the customer is able to use and benefit from the license. For licenses that are bundled with other promises, the Company utilizes judgement to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time. At the inception of each arrangement that contain development milestones, the Company evaluates whether the development milestones included are considered probable of being reached and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not generally considered probable of being achieved until those approvals are received.

New Accounting Standards

The Company has reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effective dates during the periods reported and in future periods. The Company does not believe that any new or modified standards will have a material impact on the Company’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

F-18

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (“ASU 2016-02”). In January 2018, the FASB issued ASU 2018-01, which provides additional implementation guidance on the previously issued ASU 2016-02. Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: (1) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis; and (2) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. The Company is required to adopt ASU 2016-02 for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018. This ASU was effective for us in the first quarter of fiscal 2020 which begins with interim period ending October 31, 2019. Implementation of this guidance did not impact our condensed financial statements

Note 3 - Commitments and Contingencies:

Commitments

On November 20, 2018, the Company entered into a clinical trial agreement with NSABP Foundation, Inc. (“NSABP”) under which NSABP will conduct clinical research using the Company’s AE37 peptide immunotherapeutic vaccine in combination with pembrolizumab (Ketruda®) for the treatment of metastatic triple negative breast cancer. The company has agreed to pay NSABP an amount not to exceed $2,118,461 based on NSABP achieving various milestones.

The Company recognized $251,459 and $340,000 as research and development related to the clinical trial agreement with NSABP for the nine-month periods ended April 30, 2020 and 2019, respectively. For the three-month periods ended April 30, 2020 and 2019, the Company did not recognize any research and development expense related to the NSABP clinical trial agreement, respectively. Any other research and development costs have been de minimis.

Payable to Foundation

On February 1, 2007, the Company entered into a clinical study agreement with the Henry J. Jackson Foundation (the “Foundation” for the clinical research and development of AE37 for the treatment of breast cancer). The Company agreed to pay the foundation total compensation of $2,700,000 payable at various intervals over the term of the agreement.

On September 9, 2013, the Company entered into a forbearance agreement (the “Forbearance Agreement”) with the Foundation and under which the Company n acknowledged that they were in arrears on its payment and interest obligations to the Foundation in the amount of $1,315,817. Pursuant to the Forbearance Agreement, the Company and the Foundation agreed that in exchange for deferring the overdue payments the Company would among other matters, pay the foundation (i) the final $200,000 upon completion of the study and acceptance of all study documents, (ii) a royalty of 5% of net third party sales and (iii) the original forbearance amount will continue to bear interest at 1.5% per month, compounded. The Foundation may terminate the Forbearance Agreement by providing the Company written notice should the Company, among other matters, fail to make payments due under the Forbearance Agreement. The foundation has not provided the study documents to the Company.

F-19

As of April 30, 2020, and July 31, 2019, the Company’s payable to the foundation for services was $1,315,817. Interest payable to the Foundation was $3,682,812 and $3,055,945 as of April 30, 2020 and July 31, 2019, respectively. Interest accrued related to the payable to the foundation was $218,360 and $182,629, respectively for the three months ended April 30, 2020 and 2019; and $626,872 and $524,303, respectively, for the nine months ended April 30, 2020 and 2019.

Related Party

Expenses paid by Generex on behalf of the Company have been treated as capital contributions from Generex as Generex will not be reimbursed by the Company for these expenses. For the nine-month periods ended April 30, 2020 and 2019, Generex paid expenses of $66,438 and $386,182, respectively

COVID-19

The ongoing coronavirus outbreak which began in China at the beginning of 2020 has impacted various businesses throughout the world, including travel restrictions and the extended shutdown of certain businesses in impacted geographic regions. If the coronavirus outbreak situation should continue to worsen, we may experience disruptions to our business including, but not limited disruptions of our ongoing clinical trials and the operations of our partners.

The extent to which the coronavirus impacts our operations or those of our third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on our financial results and our ability to conduct business as expected.

Note 4 - Stockholders’ Deficiency:

Capital Stock

On February 21, 2019, the Company issued a 4,000 to 1 stock split the effect of which has been presented retrospectively for all periods presented. On March 10, 2020 the Company filed an amended and restated certificate of incorporation (a) increasing its authorized shares of common stock; par value $0.001 per share, from 400,000,000 shares to 750,000,000 shares, and (b) authorizing 10,000,000 shares of preferred stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share of Common Stock held at the time of vote.

Note 5–Income taxes:

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on net deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At April 30, 2020, the Company had a full valuation allowance against its deferred tax assets, accordingly the Company did not recognize an income tax benefit for losses incurred during the three and nine-month periods ended April 30, 2020.

F-20

Shares of Common Stock

 PROSPECTUS

, 2020

II-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Distribution.

The following table sets forth all expenses to be paid by the Registrant, other than estimated placement agent fees and commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$
FINRA filing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Printing and engraving expenses		*
Miscellaneous fees and expenses		*
Total		*

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

II-2

Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director’s fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that a director of the Company will not be personally liable for monetary damages for breach of fiduciary duty as a director, except:

• for any breach of duty of loyalty to us or to our stockholders;
• for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
• for unlawful payment of dividends or unlawful stock repurchases or redemptions; or
• for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide that:

•	we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

•	we may indemnify our other officers, employees and other agents as set forth in Delaware law or any other applicable law;

•	we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

II-3

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, State of Florida on the 14th day of September 2020.

NUGENEREX IMMUNO-ONCOLOGY, INC.

By:	/s/ Joseph Moscato
Joseph Moscato
Chief Executive Officer (Principal Executive officer and Principal Financial and Accounting officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph Moscato his true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in him name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/Joseph Moscato	Chief Executive Officer and Chairman (Principal Executive officer)	September 14, 2020
Joseph Moscato

/s/Mark Corrao	Interim Chief Financial Officer (Principal Financial and Accounting officer)	September 14, 2020
Mark Corrao

/s/Richard Purcell	Director	September 14, 2020
Richard Purcell

/s/Craig Eagle	Director	September 14, 2020
Craig Eagle

/s/Marvin S. Hausman	Director	September 14, 2020
Marvin S. Hausman

/s/Carol Nacy	Director	September 14, 2020
Carol Nacy

/s/Thomas Leonard	Director	September 14, 2020
Thomas Leonard

/s/Brian T. McKee	Director	September 14, 2020
Brian T. McKee

/s/S. Gail Eckhardt, MD	Director	September 14, 2020
S. Gail Eckhardt, MD

/s/Anthony Crisci, Esq.	Director	September 14, 2020
Anthony Crisci, Esq.

II-5

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
3.2	Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
3.3	Certificate of Designation of Series A Preferred Stock**
4.1	Registration Rights Agreement dated July 14, between the registrant Oasis Capital, LLC (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on July 20, 2020)
5.1	Opinion of Carmel, Milazzo & Feil LLP**
10.1	Forbearance Agreement effective September 9, 2013 among the registrant, Generex Biotechnology Corp, and the Henry M. Jackson Foundation for the Advancement of Military Medicine, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
10.2	Clinical Trial Collaboration and Supply Agreement dated June 28, 2017 by and among Merck Sharp & Dohme B.V. and the registrant (incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form 10 initially filed on Match 12, 2020.)
10.3	Clinical Trial Agreement dated November 20, 2018 between NSABP Foundation, Inc. and the registrant (incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
10.4	License and Research Agreement dated November 29, 2017 between the registrant and Shenzhen Bioscien Pharmaceuticals Co. Ltd (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
10.5	Securities Purchase Agreement dated July 14, 2020 between the registrant and Oasis Capital, LLC (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on July 20, 2020)
23.1	Consent of Mazars USA LLP*
23.2	Consent of Carmel, Milazzo & Feil LLP(included as part of Exhibit 5.1)**
24.1	Power of Attorney.
99.1	Results of the First Phase I Clinical Trial of the Novel Ii-Key Hybrid Preventive HER-2/neu Peptide (AE37) Vaccine (for breast cancer), published in the Journal of Clinical Oncology on July 10 2008 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
99.2	Results from a Phase I Clinical Study of the Novel Ii-Key/HER-2/neu(776–790) Hybrid Peptide Vaccine in Patients with Prostate Cancer, published in Clinical Cancer Research on July 1 2010 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
99.3	Primary analysis of a prospective, randomized,single-blinded phase II trial evaluating the HER2 peptide AE37 vaccine in breast cancer patients to prevent recurrence, published in Annals of Oncology online on March 30 2016 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)
99.4	Prospective, randomized, single-blinded, multi-center phase II trial of two HER2 peptide vaccines, GP2 and AE37, in breast cancer patients to prevent recurrence, published online in Breast Cancer Research and Treatment on April 22 2020 (incorporated by reference to Exhibit 10.4 to the registrant’s Registration Statement on Form 10 initially filed on March 12, 2020)

** To be filed by Amendment

II-6